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JBG SMITH

QUARTERLY INVESTOR PACKAGE | Q4 2022

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS
SECTION ONE

Q4 2022 EARNINGS RELEASE
SECTION TWO

Q4 2022 SUPPLEMENTAL INFORMATION
SECTION THREE

8001 Woodmont Rooftop

JBGS Divider

Management Letter

February 21, 2023

To Our Fellow Shareholders:

2022 packed more than its fair share of surprises. From the Russian invasion of Ukraine to the Fed-induced debt market freeze that is still unfolding, the headline events of last year were not easily predicted (at least not by us). Thankfully, through a combination of prudent planning and fortunate timing, we were able to accomplish several important strategic goals during the year. The war in Ukraine and the escalation of tensions with China have highlighted the importance of the defense sector as well as its intersection with technology and policy. These themes align perfectly with our market position in National Landing which has shown characteristic resilience in the face of yet another cyclical turn. This resilience was made evident when the fourth quarter saw our highest volume of leases executed since before the pandemic. Likewise, achieving our capital recycling goals in the first half of the year never looked so timely until the Fed accelerated its tightening mid-year. That early success combined with our asset-based non-recourse leverage strategy puts us in a very strong position with very limited downside in the current environment.

National Landing, where almost 70% of our portfolio is located, continues to catalyze our future growth: Amazon and Virginia Tech continue to build their respective headquarters with increased emphasis on in-person work; despite a softer office market backdrop, the submarket continues to attract new tenants with its proximity to the Pentagon; and our digital infrastructure rollout, bringing next generation 5G connectivity to the area, is activating its first sites. We remain on track to deliver over 1,500 multifamily units to the submarket and, over the next 18 months, anticipate 55 new retailers to be open, revitalizing the streetscape. Alongside all of this, we continue to lead the market in ESG initiatives and set the standard by which the industry will operate. 2022 tested everyone’s preparedness and agility, and we take great pride in what we were able to accomplish and how well we are positioned. We are pleased to share our achievements with you.

2022 Accomplishments

Completed $1.2 Billion of Dispositions at Attractive Valuations

●	Achieved a weighted average capitalization rate of 4.1% (5.5% on commercial assets, 6.0% to 6.5% stabilized, and $54 per square foot on 5.5 million square feet of land).
●	Significant transactions include:
o	$580 million strategic joint venture with Fortress Investment Group, recapitalizing a 1.6 million square foot non-core office and land portfolio.
o	$265 million ($145.8 million at share) sale of 1900 N Street, a 270,000 square foot trophy office asset in Washington, DC.
o	$228 million sale of the Universal Buildings, two Washington, DC non-core office assets totaling 660,000 square feet.
o	$198 million sale of Pen Place to Amazon.

Achieved Strong Operating Performance in our Multifamily and Commercial Portfolios

●	Drove multifamily occupancy and rents.

o	Increased multifamily occupancy by 180 basis points to 93.6%.
o	Increased our portfolio in-place rents by 8.9% year-over-year.
●	Completed 936,000 square feet of office leasing activity.
o	193,000 square feet of leases across 26 transactions executed in the fourth quarter, our highest quarterly volume of leases since before the pandemic.
o	551,000 square feet leased in National Landing, where our retention rate was approximately 70%.
◾	Tenants who renewed retained approximately 84% of their expiring square footage over the last 12 months and 100% in the fourth quarter.
◾	212,000 square feet of new leasing, approximately 81% of which comprised tenant relocations from other submarkets.

Grew Multifamily Portfolio Through Partner Buyouts and Continued Investment in Under-Construction Development

●	$181 million invested across three off-market partner buyouts within our multifamily portfolio, representing a stabilized cap rate range of 4.5% to 5.0%.
o	$55.7 million acquisition of the remaining 36% interest in Atlantic Plumbing.
o	$115.0 million acquisition of the remaining 50% interest in 8001 Woodmont.
o	$10.1 million acquisition of the remaining 4% interest in The Wren.
●	$200 million invested in projects under construction in National Landing, including 1900 Crystal Drive and 2000 & 2001 South Bell Street, representing 1,583 new multifamily units being developed to an expected 6% yield on cost.
o	Secured guaranteed maximum price contracts resulting in construction costs below 2019 levels.

Dramatic Repositioning of National Landing is Accelerating

●	Construction on Metropolitan Park, the 2.1 million square foot first phase of Amazon HQ2, is tracking for delivery this summer.
●	Virginia Tech’s $1 billion Innovation Campus topped-out construction and remains on track to deliver in 2024.
●	55 new retailers across 210,000 square feet open or expected to open by 2024, tripling the number of street-level retailers in the submarket, 85% of which is leased today.
o	50% of retailers open today; 80% anticipated to be open in the next 12 months; 100% open by year-end 2024.
o	Broke ground on Water Park and Dining in the Park, two critical placemaking projects, both scheduled to open this summer.
●	Delivered first 5G sites in National Landing, advancing digital infrastructure rollout.
o	Partnered with Federated Wireless to offer private wireless 5G throughout National Landing.
o	As part of the strategic partnership, Federated Wireless will relocate its corporate headquarters to National Landing, occupying approximately 36,000 square feet of office space in JBG SMITH’s 2121 Crystal Drive.

Advanced the Design and Entitlement of our Land Bank to Maximize Value and Monetization Opportunities

●	100% of our 9.7 million square foot Development Pipeline is entitled or in advanced stages of design and entitlement. We expect 100% to be fully entitled by 2024.
●	In December 2022, we received final entitlement approvals of our land use and density for the adjacent buildings 2250 Crystal Drive and 223 23rd Street in National Landing, followed by final site plan and architectural approval in January 2023.

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o	Plans call for two 30-story residential buildings, comprising 1,435 multifamily units with approximately 23,000 square feet of ground-floor retail, totaling approximately 1.2 million square feet of new development.

Preserved Balance Sheet Strength with $1.7 Billion of Liquidity and Access to Multiple Sources of Capital

●	Raised $300 million of debt capital in 2022 at rates unachievable in today’s interest rate environment.
o	Refinanced and upsized (+$200 million) our Tranche A-2 Term Loan to $400 million at SOFR plus 125 basis points and extended its maturity by 3.5 years.
o	Secured a $97.5 million mortgage loan on WestEnd25 at SOFR plus 145 basis points, continuing our non-recourse asset-level financing strategy.
●	In early 2023, closed on a $187.6 million Fannie Mae loan facility, currently collateralized by two multifamily properties (with the ability to add assets and draw additional proceeds), with a seven-year term and a fixed interest rate of 5.13%.
o	Over $350 million of estimated borrowing capacity remains across a pool of unencumbered multifamily assets, providing a cycle-resistant source of liquidity.
●	No debt maturities associated with National Landing office assets until 2025.
●	89.6% of debt fixed or hedged as of the date of this release.

Leading Player in ESG Initiatives

●	Included in the Bloomberg Gender-Equality Index for the first time.
●	Established a cross-functional ESG Committee to advise our Board on ESG oversight.
●	Received a 5-star GRESB rating and named Global Sector Leader for both our operating portfolio and Development Pipeline.
●	Ranked 7th on LinkedIn’s 2022 Top Companies in Real Estate.
●	Named to The Washington Post’s 2022 Top Workplaces.
●	Released our second annual Diversity & Inclusion and Washington Housing Initiative (WHI) Impact Pool reports.
●	Through the JBG SMITH-managed WHI Impact Pool, financed an additional 955 affordable workforce housing units. To date, the WHI has financed over 2,500 affordable workforce housing units across five jurisdictions and is on pace to exceed its goal of financing 3,000 units by 2028.

Capital Allocation

Despite a more challenging transaction market, we were fortunate to execute $1.2 billion of asset sales in 2022; and our team continues to diligently survey the market for opportunities to sell the limited number of non-core office and land assets we have remaining. Curbed lending activity has significantly slowed down the pace of sales, and we expect this reduced level of activity to continue into 2023; even in this environment, however, certain asset profiles remain attractive to select buyers, such as office assets with long-term leases and credit tenancy, or assets that have attractive in-place debt with a long tenor. We expect these kinds of assets to drive the bulk of transaction activity in our market over the near-term.

Preserving balance sheet strength and flexibility remains paramount; as such, we expect new investments, whether development projects, acquisitions, or share repurchases, to be largely dependent on executing additional dispositions. Regarding new development starts, we intend to be patient as construction pricing remains stubbornly high. On the acquisitions front, our team continues to actively search for opportunities where sellers may be motivated by maturing debt, investor redemptions, or other situations resulting in a willingness to meet market pricing. Lastly, with limited transaction volume, exact asset values are difficult to ascertain; nonetheless, we continue to believe that our stock is trading at a material discount to NAV.

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In the meantime, we continue to advance our under-construction multifamily pipeline in National Landing. In the fourth quarter, we invested approximately $65 million across 1900 Crystal Drive and 2000/2001 South Bell Street, representing 1,583 new multifamily units being developed to an expected 6% yield on cost. As with all our development projects, we secured guaranteed maximum price contracts on these projects, resulting in construction costs below 2019 levels. With over 8,150 units in our Development Pipeline, we continue to monitor construction costs and overall market conditions to ensure that we maintain our disciplined capital allocation standards. Additionally, we have deep relationships with private investors and a long history of sourcing private joint venture capital (over $4 billion since 1999), and we will continue to seek out similar partnerships to fund our growth pipeline.

Financial and Operating Metrics

For the three months ended December 31, 2022, we reported Core FFO attributable to common shareholders of $34.3 million, or $0.30 per diluted share. Same Store NOI for the quarter increased 7.4% year-over-year to $77.2 million and, for the year, increased 12.1% year-over-year to $302.3 million. Our multifamily portfolio ended the quarter at 94.5% leased and 93.6% occupied. Our office portfolio ended the quarter at 88.5% leased and 85.1% occupied. For second generation leases, the rental rate mark-to-market was negative 0.1%.

As of December 31, 2022, our Net Debt/Total Enterprise Value was 47.7% and our Net Debt/Annualized Adjusted

EBITDA was 8.6x. Our floating rate exposure remains limited, with 89.6% of our debt fixed or hedged as of the date of this release, after accounting for in-place interest rate swaps and caps. The remaining floating rate exposure is tied to our non-core assets, or assets where the business plan warrants preserving flexibility.

With respect to our near-term debt maturities, we believe we are well positioned: (i) our weighted average debt maturity stands at 4.4 years, after adjusting for by-right extension options; (ii) we have zero debt maturities tied to office assets in National Landing until 2025; and (iii) $290 million of debt that is maturing by year end 2024 is tied to non-core assets. Our primarily non-recourse asset-level financing strategy is most valuable in an environment like today, providing a floor on our downside risk.

Finally, as previously mentioned, we have strategically maintained a pool of unencumbered multifamily assets, affording us the flexibility to access capital for opportunistic investments, despite market cyclicality. In January 2023, we closed on a $187.6 million loan facility, with a seven-year term, at a fixed interest rate of 5.13%, encumbering two multifamily assets: The Wren and F1RST Residences.  This loan is the initial advance under a Fannie Mae multifamily credit facility which provides flexibility for collateral substitutions, future advances tied to performance, and the ability to mix fixed and floating rates and stagger maturities.  These features enable speed to market and balance sheet flexibility to manage liquidity from our unencumbered multifamily assets.  A portion of the proceeds was used to repay the mortgage on 2121 Crystal Drive, which had a fixed interest rate of 5.51%.

Development Pipeline

We believe that advancing entitlement and design of our Development Pipeline is the best way to maximize optionality and value, either through on balance sheet development, land sales, ground lease structures, and/or recapitalizations with third parties. Our 9.7 million square-foot Development Pipeline, almost 70% of which is in National Landing, is 48% fully entitled today, with the remaining 52% in various stages of the entitlement process. We anticipate 100% of our Development Pipeline to be fully entitled by the end of 2024. Given the advancements in entitlements we have made and anticipate making in the near-to-medium term, we believe that substantially all assets in our pipeline have the potential to commence construction, or be monetized through other means as mentioned above, in the next 36 months, subject to receipt of final entitlements, completion of design, and market conditions. Accordingly, in the fourth quarter, our supplemental package disclosures were modified to breakdown

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our Development Pipeline by region (rather than by “Near-Term” and “Future”) and to include increased disclosure on each project. For the revised disclosures, please see our Fourth Quarter 2022 Investor Package.

Operating Portfolio

Multifamily Trends

Fundamentals across our multifamily portfolio remained solid throughout the fourth quarter. Our portfolio ended the quarter at 93.6% occupied and 94.5% leased. Excluding 8001 Woodmont (in lease-up), our multifamily portfolio ended the quarter at 94.2% occupied and 95.3% leased. Multifamily NOI increased over 10% quarter-over-quarter, primarily driven by the buyout of our partners’ interests in Atlantic Plumbing and 8001 Woodmont, as well as lower utility expenses due to seasonality. Finally, renewal trends continued on a strong trajectory. Across our portfolio, we increased rents by 9.7% upon renewal for fourth quarter lease expirations, while achieving a 55.7% renewal rate.

Market-Wide (DC Metro) Multifamily Trends (based on CoStar, UrbanTurf, and Apartment List data)

The multifamily market continued to post strong performance despite some modest signs of slowing growth, similar to those observed across the country. The market ended the year with 94.3% occupancy – down slightly from 95.1% at the end of 2021 but significantly ahead of 2020 year-end numbers. Asking rents, however, ended 2022 3.0% ahead of where they were in 2021 and 7.7% ahead of 2020. This pattern suggests that, despite some softening occupancies, the market has been able to successfully hold onto gains realized over the past two years. We also remain largely optimistic about our market from a go-forward growth perspective as it has been historically recession-resilient and has a continually shrinking pipeline. With just two projects starting in the fourth quarter, and the average level of new deliveries over the next three years dropping to 6,700 units per year, developers continue to face elevated costs and a challenging financing environment, limiting competitive supply.

Office Trends

Our office portfolio had a strong finish to the year. In the fourth quarter we executed 193,000 square feet of leases, over 60% of which represented renewals, with a weighted average lease term of 4.2 years, bringing our 2022 leasing volume to 936,000 square feet. The fourth quarter saw our highest quarterly volume of leases since before the pandemic, with 26 leases executed, 17 of which were signed in December.

In our National Landing office portfolio, we are seeing several strong indicators that our tenants are committed to in-person occupancy. Over the last 12 months, our National Landing retention rate stood at approximately 70%, and tenants who renewed maintained approximately 84% of their expiring square footage. Additionally, recent Kastle data reported daily physical occupancy in our National Landing portfolio continuing to increase over the last several months, with the most recent data in February showing peak days (Tuesday, Wednesday, and Thursday) averaging 71.6%, more than double the lows of January 2022. Finally, just last week Amazon mandated a return-to-office at least three days per week beginning in May, noting that collaborating, learning, and inventing are easier and more effective when employees are together and in person. We anticipate physical occupancy to continue trending upwards as Amazon and other employers recognize these realities.

With respect to National Landing lease expirations, we have 716,000 square feet of office leases rolling in 2023. These expirations include two civilian GSA tenants that are vacating due to consolidation of space into another location, with 46,000 square feet expiring in the first quarter and 66,000 square feet expiring in the second quarter. Our 2023 expirations also include 387,000 square feet leased to Amazon, with the following vacancies anticipated, coinciding with the delivery of Metropolitan Park this year: (i) 109,000 leased square feet across two interim spaces in multi-tenanted buildings; and (ii) 191,000 leased square feet at 1800 South Bell Street. 1800 South Bell has been included in our Development Pipeline since 2017 and is currently in process for entitlements for 255,000

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square feet of density. The remaining Amazon leases, inclusive of extension options, expire between 2024 and 2028. Of the remaining 217,000 square feet of non-Amazon office leases expiring in 2023, approximately 90% comprises government contractors and defense tenants who likely value the proximity to the Pentagon, particularly given the high defense budget ($817 billion), and the capabilities of the digital amenities being rolled out into the neighborhood.

Market-Wide (DC Metro) Office Trends (based on JLL, CBRE and Kastle Systems Q4 2022 reporting)

The office market’s behavior remained largely unchanged through year-end, with limited tenant activity and a bias toward contractions in leasing activity. One of the most dramatic of these give-backs was the U.S. Patent and Trademark Office relinquishing nearly 1 million square feet on its renewal in Northern Virginia. While the agency maintained 1.6 million square feet, this give-back remained another indicator of uncertainty around the future of work and the role of the federal government which, apart from mission-critical agencies, continues to lag the private sector in driving return-to-work. While some positive demand helped the metro market end the year essentially flat (negative 1.6 million square feet) from a net absorption perspective, we will likely continue to see anemic market performance into 2023 against the backdrop of high (20.7%) total vacancy. Two indicators of this anemic performance are sublease inventory and the level of large deal activity. Sublease inventory is on the rise, while nationwide, JLL reported just 42 transactions over 100,000 square feet in the fourth quarter – down 50% from the pre-pandemic average. These statistics signal that tenants remain focused on contraction even ahead of lease expirations, and few are poised to make large-scale commitments to office. This overall market malaise underscores the importance of our concentration around the Pentagon which just secured a new $817 billion FY2023 budget approval. This new budget has driven an uptick in defense contracting activity as well, which we believe directly benefits National Landing. This sector, as we have noted in the past, is a heavy user of office space and has seemed less willing to contract than others, which should help us to continue to outperform even a sluggish overall market.

* * *

The next two years are prime time for National Landing, which means they are prime time for JBG SMITH. This period will usher in the delivery of Amazon’s HQ2 (2.1 million square feet), Virginia Tech’s Innovation Campus headquarters, over 1,500 units of new multifamily housing, and 55 new retailers. During this time, we also expect to complete the full entitlement of our 9.7 million square foot land bank and to complete our transition to majority multifamily. While the exact trajectory of the office and debt markets is impossible to predict, we are well positioned to maximize value whatever the climate.

Finally, our Chief Operating Officer, Dave Paul, retired in February. JBG SMITH is deeply grateful for his contributions to our success over the past 15 years, and the work he put in to position the company for future success. The team wishes Dave well in his next chapter.

Thank you for your continued trust and confidence.

Sincerely,

W. Matthew Kelly

Chief Executive Officer

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Q4 2022 EARNINGS RELEASE

SECTION TWO

220 20th Street Rooftop Common Area

Section Two – Earnings Release

FOR IMMEDIATE RELEASE

Earnings Release

CONTACT

Barbat Rodgers

Senior Vice President, Investor Relations

(240) 333-3805

brodgers@jbgsmith.com

JBG SMITH ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Bethesda, MD (February 21, 2023) - JBG SMITH (NYSE: JBGS), a leading owner and developer of high-quality, mixed-use properties in the Washington, DC market, today filed its Form 10-K for the year ended December 31, 2022 and reported its financial results.

Additional information regarding our results of operations, properties, and tenants can be found in our Fourth Quarter 2022 Investor Package, which is posted in the Investor Relations section of our website at www.jbgsmith.com. We encourage investors to consider the information presented here with the information in that document.

Fourth Quarter 2022 Highlights

●	For the three months and year ended December 31, 2022, net income (loss), Funds From Operations ("FFO") and Core FFO attributable to common shareholders were:

	FOURTH QUARTER AND FULL YEAR COMPARISON
in millions, except per share amounts	Three Months Ended				Year Ended
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss)	$(18.6)	$(0.17)	$(56.4)	$(0.45)	$85.4	$0.70	$(79.3)	$(0.63)
FFO	$31.1	$0.27	$43.1	$0.33	$156.0	$1.31	$159.4	$1.22
Core FFO	$34.3	$0.30	$40.4	$0.31	$155.3	$1.30	$177.5	$1.36
●	Annualized Net Operating Income ("NOI") for the three months ended December 31, 2022 was $322.3 million, compared to $322.0 million for the three months ended September 30, 2022, at our share.
o	The slight increase in Annualized NOI was substantially attributable to (i) additional NOI resulting from the purchase of our partners’ ownership interests in Atlantic Plumbing and 8001 Woodmont, (ii) real estate tax refunds received during the quarter, (iii) higher parking revenue in our commercial portfolio, and (iv) lower utilities due to seasonality, offset by (v) an increase in abatements as a result of certain previously executed lease renewals and (vi) the exclusion of our interest in L’Enfant Plaza.

●	Same Store NOI ("SSNOI") at our share increased 7.4% year-over-year to $77.2 million for the three months ended December 31, 2022. SSNOI at our share increased 12.1% year-over-year to $302.3 million for the year ended December 31, 2022.
o	The increase in SSNOI was substantially attributable to (i) higher occupancy and rents, and lower concessions in our multifamily portfolio, (ii) higher occupancy and average daily rates at the Crystal City Marriott, (iii) an increase in parking revenue in our commercial portfolio and (iv) abatement burn-off at certain assets, partially offset by (v) higher utilities and cleaning expenses.

Operating Portfolio

●	The operating commercial portfolio was 88.5% leased and 85.1% occupied as of December 31, 2022, compared to 88.3% and 85.9% as of September 30, 2022, at our share.
●	The operating multifamily portfolio was 94.5% leased and 93.6% occupied as of December 31, 2022, compared to 95.5% and 93.7% as of September 30, 2022, at our share. (Excluding 8001 Woodmont, which is in lease-up, our multifamily portfolio ended the quarter at 95.3% leased and 94.2% occupied.)
●	Executed approximately 193,000 square feet of office leases at our share during the three months ended December 31, 2022, comprising approximately 72,000 square feet of first-generation leases and approximately 121,000 square feet of second-generation leases, which generated a 3.9% rental rate increase on a GAAP basis and a 0.1% rental rate decrease on a cash basis.
●	Executed approximately 936,000 square feet of office leases at our share during the year ended December 31, 2022, comprising approximately 238,000 square feet of first-generation leases and approximately 698,000 square feet of second-generation leases, which generated a 3.9% rental rate decrease on a GAAP basis and a 7.2% rental rate decrease on a cash basis.

Development Portfolio

Under-Construction

●	As of December 31, 2022, we had two multifamily assets under construction consisting of 1,583 units at our share.

Development Pipeline

●	As of December 31, 2022, we had 20 assets in the development pipeline consisting of 9.7 million square feet of estimated potential development density at our share.

Third-Party Asset Management and Real Estate Services Business

●	For the three months ended December 31, 2022, revenue from third-party real estate services, including reimbursements, was $21.1 million. Excluding reimbursements and service revenue from our interests in real estate ventures, revenue from our third-party asset management and real estate services business was $10.1 million, primarily driven by $6.1 million of property and asset management fees, $1.4 million of leasing fees, $1.3 million of other service revenue and $1.2 million of development fees.

Balance Sheet

●	As of December 31, 2022, our total enterprise value was approximately $4.7 billion, comprising 129.1 million common shares and units valued at $2.4 billion, and debt (net of premium / (discount) and deferred financing costs) at our share of $2.5 billion, less cash and cash equivalents at our share of $253.7 million.
●	As of December 31, 2022, we had $241.1 million of cash and cash equivalents ($253.7 million of cash and cash equivalents at our share), and $1.0 billion of capacity under our credit facility inclusive of our capacity under the term loan.
●	Net Debt to annualized Adjusted EBITDA at our share for the three months ended December 31, 2022 was 8.6x and our Net Debt / total enterprise value was 47.7% as of December 31, 2022.

Investing and Financing Activities

●	In October 2022, we repaid the $100.0 million outstanding balance under our revolving credit facility.
●	As previously announced, in October 2022, we acquired an additional 3.7% ownership interest in The Wren, a multifamily asset owned by a consolidated real estate venture, for $9.5 million, increasing our ownership interest to 99.7%.
●	As previously announced, in October 2022, we acquired the remaining 50.0% ownership interest in 8001 Woodmont, a multifamily asset owned by an unconsolidated real estate venture, for $115.0 million, including the assumption of $51.9 million of debt at our share. The asset was encumbered by a $103.8 million mortgage loan, which was consolidated as of the date of acquisition.
●	In December 2022, one of our unconsolidated real estate ventures sold The Gale Eckington for $10.8 million at our share.
●	In December 2022, we sold a land option for $6.2 million.

Subsequent to December 31, 2022:

●	In January 2023, we entered into a $187.6 million loan facility, collateralized by The Wren and F1RST Residences. The loan has a seven-year term and a fixed interest rate of 5.13%. This loan is the initial advance under a Fannie Mae multifamily credit facility, which provides flexibility for collateral substitutions, future advances tied to performance, ability to mix fixed and floating rates, as well as stagger maturities. Proceeds from the loan were used to repay the mortgage loan on 2121 Crystal Drive, which had a fixed interest rate of 5.51%.
●	In February 2023, we purchased the remaining 0.3% ownership interest in The Wren, a multifamily asset that was owned by a consolidated real estate venture, for $0.6 million, increasing our ownership interest to 100.0%.

Dividends

●	On December 15, 2022, our Board of Trustees declared a quarterly dividend of $0.225 per common share, which was paid on January 12, 2023 to shareholders of record as of December 29, 2022.

About JBG SMITH

JBG SMITH owns, operates, invests in, and develops mixed-use properties in high growth and high barrier-to-entry submarkets in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, DC metropolitan area. Approximately two-thirds of JBG SMITH's holdings are in the National Landing submarket in Northern Virginia, which is anchored by four key demand drivers: Amazon's new headquarters, which is being developed by JBG SMITH; Virginia Tech's under-construction $1 billion Innovation Campus; the submarket’s proximity to the Pentagon; and JBG SMITH’s deployment of next-generation public and private 5G digital infrastructure. JBG SMITH's dynamic portfolio currently comprises 15.3 million square feet of high-growth office, multifamily, and retail assets at share, 98% of which are metro-served. It also maintains a development pipeline encompassing 9.7 million square feet of mixed-use development opportunities. JBG SMITH’s capital allocation strategy is to shift the majority of its portfolio to multifamily and concentrate its office assets in National Landing. JBG SMITH is committed to the operation and development of green, smart, and healthy buildings and plans to maintain carbon neutral operations annually. For more information on JBG SMITH please visit www.jbgsmith.com.

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this earnings release. We also note the following forward-looking statements: the potential impact of COVID-19 and the ensuing economic turmoil on our Company, NOI, SSNOI, net asset value, share price, occupancy rates, revenue from our multifamily and commercial portfolios, operating costs, deferrals of rent, uncollectible operating lease receivables, parking revenue, and burn-off of rent abatement; the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; changes to the amount and manner in which tenants use space; whether we incur additional costs or make additional concessions or offer other incentives to existing or prospective tenants to reconfigure space; whether the Washington, DC area will be more resilient than other parts of the country in any recession; whether we will recognize currently estimated unrecognized development fee revenue on the anticipated timing or at all; our annual dividend per share and dividend yield; whether in the case of our under-construction and assets in the development pipeline, estimated square feet, estimated number of units and estimated potential development density are accurate; expected timing, completion, modifications and delivery dates for the projects we are developing for Amazon; the ability of any or all of our demand drivers to materialize and their effect on economic impact, job growth, expansion of public transportation and related demand in the National Landing submarket; planned infrastructure and educational improvements related to Amazon's additional headquarters and the Virginia Tech Innovation Campus; our development plans related to National Landing; whether we will be able to successfully shift the majority of our portfolio to multifamily; our ability to satisfy environmental, social or governance standards set by various constituencies; and whether we can access agency debt secured by our currently unencumbered multifamily assets timely, on reasonable terms or at all; whether our estimated borrowing capacity is accurate; and whether the allocation of capital to our share repurchase plan has any impact on our share price.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Pro Rata Information

We present certain financial information and metrics in this release "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Occupancy, non-GAAP financial measures, leverage metrics, operating assets and operating metrics presented in our investor package exclude our 10.0% subordinated interest in one commercial building, our 33.5% subordinated interest in four commercial buildings, and our 49.0% interest in three commercial buildings, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures, as our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures and we have not guaranteed their obligations or otherwise committed to providing financial support.

Non-GAAP Financial Measures

This release includes non-GAAP financial measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH's management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH's financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this earnings release. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this release:

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization expense on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expense, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investments, business interruption insurance proceeds and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results.

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization expense related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gains (or losses) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, income from investments, business interruption insurance proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments, including our share of such adjustments for unconsolidated real estate ventures.

FAD represents Core FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges, including our share of such adjustments for unconsolidated real estate ventures. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions, and other non-comparable income and expenses. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI") and "Annualized NOI" are non-GAAP financial measures management uses to assess an asset's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended December 31, 2022 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of December 31, 2022. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

Definitions

"Development Pipeline" refers to assets that have the potential to commence construction subject to receipt of full entitlements, completion of design and market conditions where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

"Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of December 31, 2022. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

"First-generation" is a lease on space that had been vacant for at least nine months or a lease on newly delivered space.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

"GAAP" refers to accounting principles generally accepted in the United States of America.

"In-Service" refers to commercial or multifamily assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of December 31, 2022.

"Non-Same Store" refers to all operating assets excluded from the same store pool.

"Same Store" refers to the pool of assets that were in-service for the entirety of both periods being compared, which excludes assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

"Second-generation" is a lease on space that had been vacant for less than nine months.

"Transaction and Other Costs" include pursuit costs related to completed, potential and pursued transactions, demolition costs, integration and severance costs, and other expenses.

"Under-Construction" refers to assets that were under construction during the three months ended December 31, 2022.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

in thousands	December 31, 2022	December 31, 2021

ASSETS
Real estate, at cost:
Land and improvements	$1,302,569	$1,378,218
Buildings and improvements	4,310,821	4,513,606
Construction in progress, including land	544,692	344,652
	6,158,082	6,236,476
Less: accumulated depreciation	(1,335,000)	(1,368,003)
Real estate, net	4,823,082	4,868,473
Cash and cash equivalents	241,098	264,356
Restricted cash	32,975	37,739
Tenant and other receivables	56,304	44,496
Deferred rent receivable	170,824	192,265
Investments in unconsolidated real estate ventures	299,881	462,885
Intangible assets, net	162,246	201,956
Other assets, net	117,028	240,160
Assets held for sale	—	73,876
TOTAL ASSETS	$5,903,438	$6,386,206

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans, net	$1,890,174	$1,777,699
Revolving credit facility	—	300,000
Unsecured term loans, net	547,072	398,664
Accounts payable and accrued expenses	138,060	106,136
Other liabilities, net	132,710	342,565
Total liabilities	2,708,016	2,925,064
Commitments and contingencies
Redeemable noncontrolling interests	481,310	522,725
Total equity	2,714,112	2,938,417
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$5,903,438	$6,386,206

Note: For complete financial statements, please refer to our Annual Report on Form 10-K for the year ended December 31, 2022.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

in thousands, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
REVENUE
Property rental	$123,293	$128,626	$491,738	$499,586
Third-party real estate services, including reimbursements	21,050	23,309	89,022	114,003
Other revenue	6,397	5,472	25,064	20,773
Total revenue	150,740	157,407	605,824	634,362
EXPENSES
Depreciation and amortization	56,174	58,173	213,771	236,303
Property operating	37,535	40,709	150,004	150,638
Real estate taxes	14,297	15,696	62,167	70,823
General and administrative:
Corporate and other	15,611	15,344	58,280	53,819
Third-party real estate services	22,107	27,124	94,529	107,159
Share-based compensation related to Formation Transaction and special equity awards	1,022	3,459	5,391	16,325
Transaction and other costs	879	1,518	5,511	10,429
Total expenses	147,625	162,023	589,653	645,496
OTHER INCOME (EXPENSE)
Loss from unconsolidated real estate ventures, net	(4,600)	(25,583)	(17,429)	(2,070)
Interest and other income, net	1,715	8,672	18,617	8,835
Interest expense	(25,679)	(17,649)	(75,930)	(67,961)
Gain on the sale of real estate, net	3,263	—	161,894	11,290
Loss on the extinguishment of debt	—	—	(3,073)	—
Impairment loss	—	(25,144)	—	(25,144)
Total other income (expense)	(25,301)	(59,704)	84,079	(75,050)
INCOME (LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT	(22,186)	(64,320)	100,250	(86,184)
Income tax (expense) benefit	1,336	986	(1,264)	(3,541)
NET INCOME (LOSS)	(20,850)	(63,334)	98,986	(89,725)
Net (income) loss attributable to redeemable noncontrolling interests	2,468	6,256	(13,244)	8,728
Net (income) loss attributable to noncontrolling interests	(197)	632	(371)	1,740
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(18,579)	$(56,446)	$85,371	$(79,257)
EARNINGS (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.17)	$(0.45)	$0.70	$(0.63)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	113,854	129,009	119,005	130,839

Note: For complete financial statements, please refer to our Annual Report on Form 10-K for the year ended December 31, 2022.

EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(20,850)		$(63,334)		$98,986		$(89,725)
Depreciation and amortization expense	56,174		58,173		213,771		236,303
Interest expense	25,679		17,649		75,930		67,961
Income tax expense (benefit)	(1,336)		(986)		1,264		3,541
Unconsolidated real estate ventures allocated share of above adjustments	3,738		9,696		30,786		40,588
EBITDA attributable to noncontrolling interests	22		546		(79)		1,522
EBITDA	$63,427		$21,744		$420,658		$260,190
Gain on the sale of real estate, net	(3,263)		—		(161,894)		(11,290)
Gain on the sale of unconsolidated real estate assets	(618)		—		(6,797)		(28,326)
Real estate impairment loss	—		25,144		—		25,144
Impairment related to unconsolidated real estate ventures (1)	3,885		23,883		19,286		25,263

EBITDAre	$63,431		$70,771		$271,253		$270,981
Transaction and other costs, net of noncontrolling interests (2)	879		888		5,477		8,691
Business interruption insurance proceeds	—		(4,517)		—		(4,517)
Loss (income) from investments, net	298		(3,620)		(14,423)		(3,620)
Loss on the extinguishment of debt	—		—		3,073		—
Share-based compensation related to Formation Transaction and special equity awards	1,022		3,459		5,391		16,325
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(405)		(181)		(988)		(883)
Lease liability adjustments	—		(134)		—		(134)
Unconsolidated real estate ventures allocated share of above adjustments	26		(497)		2,105		(327)

Adjusted EBITDA	$65,251		$66,169		$271,888		$286,516

Net Debt to Annualized Adjusted EBITDA (3)	8.6	x	9.6	x	8.2	x	8.9	x

					December 31, 2022		December 31, 2021
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (4)					$2,431,730		$2,464,927
Unconsolidated indebtedness (4)					54,975		370,743
Total consolidated and unconsolidated indebtedness					2,486,705		2,835,670
Less: cash and cash equivalents					253,698		282,097
Net Debt (at JBG SMITH Share)					$2,233,007		$2,553,573

Note: All EBITDA measures as shown above are attributable to common limited partnership units ("OP Units") and certain fully-vested incentive equity awards that are convertible into OP Units.

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	Includes pursuit costs related to completed, potential and pursued transactions, demolition costs, integration and severance costs, and other expenses.
(3)	Calculated using Net Debt. Quarterly Adjusted EBITDA is annualized by multiplying by four.
(4)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	XX	2022	2021

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(18,579)	$(56,446)		$85,371	$(79,257)
Net income (loss) attributable to redeemable noncontrolling interests	(2,468)	(6,256)		13,244	(8,728)
Net income (loss) attributable to noncontrolling interests	197	(632)		371	(1,740)
Net income (loss)	(20,850)	(63,334)		98,986	(89,725)
Gain on the sale of real estate, net of tax	(3,263)	—		(158,769)	(11,290)
Gain on the sale of unconsolidated real estate assets	(618)	—		(6,797)	(28,326)
Real estate depreciation and amortization	54,153	55,902		204,752	227,424
Real estate impairment loss, net of tax	—	24,301		—	24,301
Impairment related to unconsolidated real estate ventures (1)	3,885	23,883		19,286	25,263
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	2,884	6,626		21,169	28,216
FFO attributable to noncontrolling interests	(326)	546		(735)	1,522
FFO Attributable to OP Units	$35,865	$47,924		$177,892	$177,385
FFO attributable to redeemable noncontrolling interests	(4,776)	(4,792)		(21,846)	(18,034)
FFO Attributable to Common Shareholders	$31,089	$43,132		$156,046	$159,351

FFO attributable to OP Units	$35,865	$47,924		$177,892	$177,385
Transaction and other costs, net of tax and noncontrolling interests (2)	981	865		5,313	8,586
Business interruption insurance proceeds	—	(4,517)		—	(4,517)
Loss (income) from investments, net	109	(2,711)		(10,819)	(2,711)
(Gain) loss from mark-to-market on derivative instruments, net of noncontrolling interests	1,487	(292)		(6,686)	(342)
Loss on the extinguishment of debt	—	—		3,073	—
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(405)	(181)		(988)	(883)
Share-based compensation related to Formation Transaction and special equity awards	1,022	3,459		5,391	16,325
Lease liability adjustments	—	(134)		—	(134)
Amortization of management contracts intangible, net of tax	1,106	1,073		4,422	4,290
Unconsolidated real estate ventures allocated share of above adjustments	21	(543)		1,150	(435)
Core FFO Attributable to OP Units	$40,186	$44,943		$178,748	$197,564
Core FFO attributable to redeemable noncontrolling interests	(5,883)	(4,494)		(23,424)	(20,106)
Core FFO Attributable to Common Shareholders	$34,303	$40,449		$155,324	$177,458
FFO per common share - diluted	$0.27	$0.33		$1.31	$1.22
Core FFO per common share - diluted	$0.30	$0.31		$1.30	$1.36
Weighted average shares - diluted (FFO and Core FFO)	113,917	129,009		119,036	130,839

See footnotes on page 15.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

FAD
Core FFO attributable to OP Units	$40,186	$44,943	$178,748	$197,564
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (3)	(16,780)	(21,773)	(53,876)	(56,554)
Straight-line and other rent adjustments (4)	(7,655)	(2,985)	(17,442)	(15,539)
Third-party lease liability assumption payments	—	—	(25)	(1,803)
Share-based compensation expense	8,084	9,663	34,462	34,583
Amortization of debt issuance costs	1,162	1,142	4,595	4,469
Unconsolidated real estate ventures allocated share of above adjustments	2,315	(1,332)	(1,240)	(5,469)
Non-real estate depreciation and amortization	546	795	3,114	2,975
FAD available to OP Units (A)	$27,858	$30,453	$148,336	$160,226
Distributions to common shareholders and unitholders (B)	$29,625	$33,137	$123,829	$135,771
FAD Payout Ratio (B÷A) (5)	106.3%	108.8%	83.5%	84.7%

Capital Expenditures
Maintenance and recurring capital expenditures	$6,282	$8,121	$22,137	$23,827
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	72	168	550	804
Second-generation tenant improvements and leasing commissions	10,276	12,815	30,621	30,095
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	150	669	568	1,828
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	16,780	21,773	53,876	56,554
Non-recurring capital expenditures	11,822	15,008	52,016	28,081
Share of non-recurring capital expenditures from unconsolidated real estate ventures	5	145	63	429
First-generation tenant improvements and leasing commissions	5,075	6,229	27,349	11,370
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	229	987	1,267	2,471
Non-recurring capital expenditures	17,131	22,369	80,695	42,351
Total JBG SMITH Share of Capital Expenditures	$33,911	$44,142	$134,571	$98,905

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	Includes pursuit costs related to completed, potential and pursued transactions, demolition costs, integration and severance costs, and other expenses.
(3)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(5)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

NOI RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net income (loss) attributable to common shareholders	$(18,579)	$(56,446)	$85,371	$(79,257)
Add:
Depreciation and amortization expense	56,174	58,173	213,771	236,303
General and administrative expense:
Corporate and other	15,611	15,344	58,280	53,819
Third-party real estate services	22,107	27,124	94,529	107,159
Share-based compensation related to Formation Transaction and special equity awards	1,022	3,459	5,391	16,325
Transaction and other costs	879	1,518	5,511	10,429
Interest expense	25,679	17,649	75,930	67,961
Loss on the extinguishment of debt	—	—	3,073	—
Impairment loss	—	25,144	—	25,144
Income tax expense (benefit)	(1,336)	(986)	1,264	3,541
Net income (loss) attributable to redeemable noncontrolling interests	(2,468)	(6,256)	13,244	(8,728)
Net income (loss) attributable to noncontrolling interests	197	(632)	371	(1,740)
Less:
Third-party real estate services, including reimbursements revenue	21,050	23,309	89,022	114,003
Other revenue	1,663	2,013	7,421	7,671
Loss from unconsolidated real estate ventures, net	(4,600)	(25,583)	(17,429)	(2,070)
Interest and other income, net	1,715	8,672	18,617	8,835
Gain on the sale of real estate, net	3,263	—	161,894	11,290

Consolidated NOI	76,195	75,680	297,210	291,227
NOI attributable to unconsolidated real estate ventures at our share	4,483	6,289	26,861	29,232
Non-cash rent adjustments (1)	(7,655)	(2,985)	(17,442)	(15,539)
Other adjustments (2)	7,069	6,107	27,739	20,732
Total adjustments	3,897	9,411	37,158	34,425
NOI	$80,092	$85,091	$334,368	$325,652
Less: out-of-service NOI loss (3)	(805)	(1,745)	(4,849)	(6,382)
Operating Portfolio NOI	$80,897	$86,836	$339,217	$332,034
Non-Same Store NOI (4)	3,744	14,988	36,962	62,293
Same Store NOI (5)	$77,153	$71,848	$302,255	$269,741

Change in Same Store NOI	7.4%		12.1%
Number of properties in Same Store pool	48		47

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets and assets in the Development Pipeline.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared, including disposed properties, and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the properties that are owned, operated and In-Service for the entirety of both periods being compared.

Q4 2022 SUPPLEMENTAL INFORMATION

SECTION THREE

The Bartlett Rooftop Pool

Fort Totten Square Courtyard

JBG SMITH

SUPPLEMENTAL INFORMATION | Q4 2022

SEP
TABLE OF CONTENTS	DECEMBER 31, 2022

DISCLOSURES	DECEMBER 31, 2022

Disclosures

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this Investor Package. We also note the following forward-looking statements: the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; potential Net Operating Income growth and the assumptions on which such growth is premised, our estimated future leverage (Net Debt/Annualized Adjusted EBITDA and Net Debt/Total Enterprise Value) profile, the economic impact, job growth, expansion of public transportation and related demand for multifamily and commercial properties of Amazon.com, Inc.'s ("Amazon") additional headquarters on the Washington, DC metropolitan area and National Landing and the speed with which such impact occurs and Amazon's plans for accelerated hiring and in-person work requirements; changes to the amount and manner in which tenants use space; whether we incur additional costs or make additional concessions or offer other incentives to existing or prospective tenants to reconfigure space; long-term trends in demand for housing (including multifamily) within major urban employment centers; whether the Washington, DC area will be more resilient than other parts of the country in any recession; whether we will recognize currently estimated unrecognized development fee revenue on the anticipated timing or at all; potential countercyclical growth caused by the concentration in the Washington, DC area of Amazon, the federal government, government contractors, and the Virginia Tech Innovation campus; whether National Landing will benefit economically from its proximity to the Pentagon and elevated defense spending; the anticipated growth of our target submarkets; the economic impact of DC's diversification into technology; our annual dividend per share and dividend yield; annualized Net Operating Income; adjusted annualized Net Operating Income; expected timing, completion, modifications and delivery dates for the projects we are developing for Amazon; the ability of any or all of our demand drivers to materialize and their effect on economic impact, job growth, expansion of public transportation and related demand in the National Landing submarket; planned infrastructure and educational improvements related to Amazon's additional headquarters; the impact of our role as the developer, property manager and retail leasing agent in connection with Amazon's new headquarters; our development plans related to National Landing; the impact on our net asset value of the Amazon transactions; in the case of any further Amazon lease transactions and our new development opportunities in National Landing, the total square feet to be leased to Amazon and the expected net effective rent; the impact of increases in government spending on increases in agency and contractor spending locally; whether we can access agency debt secured by our currently unencumbered multifamily assets timely, on reasonable terms or at all; whether our estimated borrowing capacity is accurate;  whether we will succeed in our contemplated recycling of disposition proceeds into acquisitions yielding the anticipated stabilized capitalization rates; whether we are able to renew at or above our historical retention rates on rolling leases; whether the allocation of capital to our share repurchase plan has any impact on our share price; whether our rent estimates are accurate; whether in the case of our Under-Construction assets and assets in the Development Pipeline, estimated square feet, estimated number of units, estimated construction start, the estimated completion date, estimated stabilization date, Estimated Incremental Investment, Estimated Total Investment, Projected NOI Yield, weighted average Projected NOI Yield, NOI Yield or Estimated Total Project Cost, estimated total NOI weighted average completion date, yield on cost, weighted average stabilization date, intended type of asset use and potential tenants, Estimated Potential Development Density, and Estimated Stabilized NOI are accurate; whether our Under-Construction assets will deliver the Annualized NOI that we anticipate; our ability to satisfy environmental, social or governance standards set by various constituencies and to continue achieving market leadership regarding environmental, social and governance ("ESG") initiatives; whether our plans related to our investment in 5G wireless spectrum across National Landing will be a significant demand catalyst; whether the required 5G sites will be delivered on the anticipated timeline or at all; whether the anticipated placemaking in National Landing will be realized; whether organizations will relocate their corporate headquarters to National Landing on the anticipated timelines or at all; whether the number of retailers and multifamily units in National Landing will increase to the levels anticipated or on the timelines anticipated; whether Amazon's return-to-the-office policy will continue to require that employees live within commuting distance of their office; whether we will be able to successfully shift the majority of our portfolio to multifamily and concentrate our office portfolio in National Landing, and in the case of our Development Pipeline opportunities, Estimated Potential Development Density and estimated entitlement timeline including the potential for delays in the entitlement process.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified

DISCLOSURES	DECEMBER 31, 2022

in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Organization and Basis of Presentation

JBG SMITH Properties ("JBG SMITH") was organized as a Maryland real estate investment trust ("REIT") for the purpose of receiving, via the spin-off on July 17, 2017 (the "Separation"), substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment. On July 18, 2017, JBG SMITH acquired the management business and certain assets and liabilities of The JBG Companies ("JBG") (the "Combination"). The Separation and the Combination are collectively referred to as the "Formation Transaction."

The information contained in this Investor Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information, unless otherwise indicated.

Pro Rata Information

We present certain financial information and metrics in this Investor Package "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Occupancy, non-GAAP financial measures, leverage metrics, operating assets and operating metrics presented in our investor package exclude our 10.0% subordinated interest in one commercial building, our 33.5% subordinated interest in four commercial buildings, and our 49.0% interest in three commercial buildings, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures, as our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures and we have not guaranteed their obligations or otherwise committed to providing financial support.

DISCLOSURES	DECEMBER 31, 2022

Definitions

See pages 49-53 for definitions of terms used in this Investor Package.

Non-GAAP Measures

This Investor Package includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why our management believes that the presentation of these measures provides useful information to investors regarding our financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this Investor Package. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies.

In addition to "at share" financial information, the following non-GAAP measures are included in this Investor Package:

●	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
●	EBITDA for Real Estate ("EBITDAre")
●	Adjusted EBITDA
●	Funds from Operations ("FFO")
●	Core FFO
●	Funds Available for Distribution ("FAD")
●	Third-Party Asset Management and Real Estate Services Business
●	Net Operating Income ("NOI")
●	Annualized NOI
●	Estimated Stabilized NOI
●	Projected NOI Yield
●	Same Store NOI
●	Consolidated and Unconsolidated Indebtedness
●	Net Debt
●	Pro Rata Adjusted General and Administrative Expenses

COMPANY PROFILE	DECEMBER 31, 2022 (Unaudited)

Company Profile

Executive Officers		Company Snapshot as of December 31, 2022

W. Matthew Kelly	Chief Executive Officer and Trustee	Exchange/ticker	NYSE: JBGS
M. Moina Banerjee	Chief Financial Officer	Indicated annual dividend per share	$0.90
Kevin P. Reynolds	Chief Development Officer	Dividend yield	4.7%
George L. Xanders	Chief Investment Officer
Steven A. Museles	Chief Legal Officer	Total Enterprise Value (dollars in billions, except share price)
		Common share price	$18.98
		Common shares and common limited partnership units ("OP Units") outstanding (in millions) (1)	129.05
		Total market capitalization	$2.45
		Total consolidated and unconsolidated indebtedness at JBG SMITH Share	2.49
		Less: cash and cash equivalents at JBG SMITH Share	(0.25)
		Net Debt	$2.23
		Total Enterprise Value	$4.68

		Net Debt / Total Enterprise Value	47.7%

(1)	Includes certain fully-vested incentive equity awards that are convertible into OP Units.

FINANCIAL HIGHLIGHTS	DECEMBER 31, 2022 (Unaudited)

Financial Highlights

dollars in thousands, except per share data	Three Months Ended		Year Ended
	December 31, 2022		December 31, 2022

Summary Financial Results
Total revenue	$150,740		$605,824
Net income (loss) attributable to common shareholders	$(18,579)		$85,371
Per diluted common share	$(0.17)		$0.70
Operating portfolio NOI	$80,897		$339,217
FFO (1)	$35,865		$177,892
Per OP Unit	$0.27		$1.31
Core FFO (1)	$40,186		$178,748
Per OP Unit	$0.30		$1.30
FAD (1)	$27,858		$148,336
FAD payout ratio	106.3%		83.5%
EBITDA (1)	$63,427		$420,658
EBITDAre (1)	$63,431		$271,253
Adjusted EBITDA (1)	$65,251		$271,888
Net Debt / total enterprise value	47.7%		47.7%
Net Debt to annualized Adjusted EBITDA	8.6	x	8.2	x

			December 31, 2022

Debt Summary and Key Ratios (at JBG SMITH Share)
Total consolidated indebtedness (2)			$2,431,730
Total consolidated and unconsolidated indebtedness (2)			$2,486,705
Weighted average interest rates:
Variable rate debt (3)			5.19%
Fixed rate debt			4.00%
Total debt			4.44%
Cash and cash equivalents			$253,698

(1)	Attributable to OP Units, which include units owned by JBG SMITH, and certain fully-vested incentive equity awards that are convertible into OP Units.
(2)	Net of premium/discount and deferred financing costs.
(3)	For floating rate loans with interest rate caps, the weighted average interest rate cap strike is 2.64%, and the weighted average maturity date of the interest rate caps is September 28, 2023. The interest rate cap strike is exclusive of the credit spreads associated with the loans.

FINANCIAL HIGHLIGHTS – TRENDS	DECEMBER 31, 2022 (Unaudited)

Financial Highlights - Trends

Three Months Ended
dollars in thousands, except per share data, at JBG SMITH Share	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Commercial NOI	$49,309	$52,167	$57,437	$64,919	$62,300
Multifamily NOI	30,951	27,955	27,338	26,887	24,061
Ground Leases and Other NOI	637	632	468	547	475
Operating portfolio NOI	$80,897	$80,754	$85,243	$92,353	$86,836
Total Annualized NOI	$322,284	$322,018	$337,093	$370,691	$345,763

Net income (loss) attributable to common shareholders	$(18,579)	$(19,293)	$123,275	$(32)	$(56,446)
Per diluted common share	$(0.17)	$(0.17)	$1.02	$—	$(0.45)
FFO (1)	$35,865	$46,323	$38,527	$57,177	$47,924
Per OP Unit	$0.27	$0.35	$0.28	$0.40	$0.33
Core FFO (1)	$40,186	$48,371	$42,625	$47,566	$44,943
Per OP Unit	$0.30	$0.36	$0.31	$0.34	$0.31
FAD (1)	$27,858	$37,217	$39,099	$44,162	$30,453
FAD payout ratio	106.3%	80.2%	81.3%	73.8%	108.8%
EBITDA (1)	$63,427	$54,270	$219,366	$83,595	$21,744
EBITDAre (1)	$63,431	$69,671	$59,663	$78,488	$70,771
Adjusted EBITDA (1)	$65,251	$73,992	$64,765	$67,880	$66,169
Net Debt / total enterprise value	47.7%	49.3%	40.4%	39.1%	38.5%
Net Debt to annualized Adjusted EBITDA	8.6	x	7.9	x	8.1	x	9.6	x	9.6	x

Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021

Number of Operating Assets
Commercial	31	35	35	41	41
Multifamily	18	19	19	20	22
Ground Leases and Other	2	2	2	1	1
Total	51	56	56	62	64

Operating Portfolio % Leased
Commercial (2)	88.5%	88.3%	87.3%	85.2%	84.9%
Multifamily (3)	94.5%	95.5%	95.7%	94.1%	93.6%
Weighted Average	90.9%	91.1%	90.5%	88.1%	87.7%

Operating Portfolio % Occupied (4)
Commercial (2)	85.1%	85.9%	86.1%	83.3%	82.9%
Multifamily (3)	93.6%	93.7%	92.3%	91.6%	91.8%
Weighted Average	88.5%	88.9%	88.4%	86.0%	85.8%

See footnotes on page 9.

FINANCIAL HIGHLIGHTS – TRENDS	DECEMBER 31, 2022 (Unaudited)

Footnotes

Note: See appendices for reconciliations of non-GAAP financial measures to their respective comparable GAAP financial measures.

(1)	Attributable to OP Units, which include units owned by JBG SMITH, and certain fully-vested incentive equity awards that are convertible into OP Units.
(2)	Crystal City Marriott is excluded from the Percent Leased and the Percent Occupied metrics.
(3)	Includes Recently Delivered assets. In-Service assets were 96.6% leased and 93.1% occupied as of Q2 2022, 95.5% leased and 92.9% occupied as of Q1 2022, and 95.4% leased and 93.4% occupied as of Q4 2021. 2221 S. Clark Street - Residential and 900 W Street are excluded from the Percent Leased and the Percent Occupied metrics as they are operated as short-term rental properties.
(4)	Percent Occupied excludes occupied retail SF.

PORTFOLIO OVERVIEW	DECEMBER 31, 2022 (Unaudited)

Portfolio Overview

		100% Share	At JBG SMITH Share
							Annualized Rent
						Annualized	per Square Foot/
	Number of	Square Feet/	Square Feet/	%		Rent	Monthly Rent	Annualized NOI
	Assets	Units	Units	Leased	% Occupied (1)	(in thousands)	Per Unit (2)	(in thousands)

Operating
Commercial (3)
National Landing	22	7,271,436	6,995,632	88.3%	85.5%	$255,344	$45.05	$162,644
Other VA	4	1,058,289	399,229	95.8%	95.7%	17,823	49.57	7,352
DC	3	812,393	513,165	80.4%	65.2%	21,217	61.87	10,448
MD	2	513,647	513,647	93.5%	93.2%	26,352	52.81	15,488
Commercial - total / weighted average	31	9,655,765	8,421,673	88.5%	85.1%	$320,736	$46.63	$195,932

Multifamily (4)
National Landing	4	2,856	2,856	95.5%	94.7%	$68,174	$2,215	$50,060
DC	11	3,140	3,139	94.8%	93.4%	95,037	2,444	62,288
MD	3	760	760	89.9%	90.3%	20,231	2,331	11,456
Multifamily – total / weighted average	18	6,756	6,755	94.5%	93.6%	$183,442	$2,336	$123,804

Ground Leases and Other (5)
Other VA	1	—	—	—	—	—	—	$544
DC	1	—	—	—	—	—	—	2,004
Ground leases and other – total	2	—	—	—	—	—	—	$2,548

Operating - Total / Weighted Average	51	9,655,765 SF/ 6,756 Units	8,421,673 SF/ 6,755 Units	90.9%	88.5%	$504,178	$46.63 per SF/ $2,336 per unit	$322,284

Development (6)

Under-Construction	2	1,583 Units	1,583 Units

Development Pipeline	20	12,467,500	9,730,800

(1)	Percent Occupied excludes retail SF.
(2)	For commercial assets, represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of office tenants that only pay percentage rent. Occupied square footage may differ from leased square footage because leased square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(3)	Crystal City Marriott is excluded from Percent Leased, Percent Occupied, Annualized Rent and Annualized Rent per Square Foot metrics.
(4)	2221 S. Clark Street - Residential and 900 W Street are excluded from Percent Leased, Percent Occupied, Annualized Rent and Monthly Rent Per Unit metrics as they are operated as short-term rental properties.
(5)	Assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from Percent Leased, Percent Occupied, Annualized Rent and Annualized Rent per Square Foot metrics. See footnote (7) on page 23 for more information.
(6)	Refer to pages 40- 42 for detail on Under-Construction assets and assets in the Development Pipeline.

CONDENSED CONSOLIDATED BALANCE SHEETS	DECEMBER 31, 2022 (Unaudited)

Condensed Consolidated Balance Sheets

in thousands	December 31, 2022	December 31, 2021

ASSETS
Real estate, at cost:
Land and improvements	$1,302,569	$1,378,218
Buildings and improvements	4,310,821	4,513,606
Construction in progress, including land	544,692	344,652
	6,158,082	6,236,476
Less: accumulated depreciation	(1,335,000)	(1,368,003)
Real estate, net	4,823,082	4,868,473
Cash and cash equivalents	241,098	264,356
Restricted cash	32,975	37,739
Tenant and other receivables	56,304	44,496
Deferred rent receivable	170,824	192,265
Investments in unconsolidated real estate ventures	299,881	462,885
Intangible assets, net	162,246	201,956
Other assets, net	117,028	240,160
Assets held for sale	—	73,876
TOTAL ASSETS	$5,903,438	$6,386,206

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans, net	$1,890,174	$1,777,699
Revolving credit facility	—	300,000
Unsecured term loans, net	547,072	398,664
Accounts payable and accrued expenses	138,060	106,136
Other liabilities, net	132,710	342,565
Total liabilities	2,708,016	2,925,064
Commitments and contingencies
Redeemable noncontrolling interests	481,310	522,725
Total equity	2,714,112	2,938,417
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$5,903,438	$6,386,206

Note: For complete financial statements, please refer to our Annual Report on Form 10-K for the year ended December 31, 2022.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	DECEMBER 31, 2022 (Unaudited)

Condensed Consolidated Statements of Operations

in thousands, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
REVENUE
Property rental	$123,293	$128,626	$491,738	$499,586
Third-party real estate services, including reimbursements	21,050	23,309	89,022	114,003
Other revenue	6,397	5,472	25,064	20,773
Total revenue	150,740	157,407	605,824	634,362
EXPENSES
Depreciation and amortization	56,174	58,173	213,771	236,303
Property operating	37,535	40,709	150,004	150,638
Real estate taxes	14,297	15,696	62,167	70,823
General and administrative:
Corporate and other	15,611	15,344	58,280	53,819
Third-party real estate services	22,107	27,124	94,529	107,159
Share-based compensation related to Formation Transaction and special equity awards	1,022	3,459	5,391	16,325
Transaction and Other Costs	879	1,518	5,511	10,429
Total expenses	147,625	162,023	589,653	645,496
OTHER INCOME (EXPENSE)
Loss from unconsolidated real estate ventures, net	(4,600)	(25,583)	(17,429)	(2,070)
Interest and other income, net	1,715	8,672	18,617	8,835
Interest expense	(25,679)	(17,649)	(75,930)	(67,961)
Gain on the sale of real estate, net	3,263	—	161,894	11,290
Loss on the extinguishment of debt	—	—	(3,073)	—
Impairment loss	—	(25,144)	—	(25,144)
Total other income (expense)	(25,301)	(59,704)	84,079	(75,050)
INCOME (LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT	(22,186)	(64,320)	100,250	(86,184)
Income tax (expense) benefit	1,336	986	(1,264)	(3,541)
NET INCOME (LOSS)	(20,850)	(63,334)	98,986	(89,725)
Net (income) loss attributable to redeemable noncontrolling interests	2,468	6,256	(13,244)	8,728
Net (income) loss attributable to noncontrolling interests	(197)	632	(371)	1,740
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(18,579)	$(56,446)	$85,371	$(79,257)
EARNINGS (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.17)	$(0.45)	$0.70	$(0.63)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	113,854	129,009	119,005	130,839

Note: For complete financial statements, please refer to our Annual Report on Form 10-K for the year ended December 31, 2022.

UNCONSOLIDATED REAL ESTATE VENTURES	DECEMBER 31, 2022 (Unaudited)

nconsolidated Real Estate Ventures

in thousands, at JBG SMITH Share
BALANCE SHEET INFORMATION	December 31, 2022

Total real estate, at cost	$346,311
Less: accumulated depreciation	(33,248)
Real estate, net	313,063
Cash and cash equivalents	12,623
Other assets, net	46,111
Total assets	$371,797
Borrowings, net	$54,975
Other liabilities, net	23,122
Total liabilities	$78,097

	Three Months Ended	Year Ended
OPERATING INFORMATION	December 31, 2022	December 31, 2022
Total revenue	$4,793	$51,608
Expenses:
Depreciation and amortization	2,852	20,805
Property operating	1,879	17,158
Impairment loss	3,885	11,764
Real estate taxes	1,010	8,218
Total expenses	9,626	57,945
Other income (expense):
Interest expense	(849)	(9,605)
Gain on the sale of real estate	618	6,797
Loss on the extinguishment of debt	—	(1,950)
Interest and other income, net	53	67

Net loss	$(5,011)	$(11,028)
Earnings and distributions in excess of our investment in unconsolidated real estate venture	405	988
Impairment of investment in unconsolidated real estate venture	—	(7,522)
Other	7	133
Loss from unconsolidated real estate ventures, net	$(4,600)	$(17,429)

OTHER TANGIBLE ASSETS AND LIABILITIES	DECEMBER 31, 2022 (Unaudited)

Other Tangible Assets and Liabilities

in thousands, at JBG SMITH Share	December 31, 2022

Other Tangible Assets, Net (1)
Restricted cash	$32,976
Tenant and other receivables, net	56,674
Other assets, net	132,722
Total Other Tangible Assets, Net	$222,372

Other Tangible Liabilities, Net
Accounts payable and accrued liabilities	$141,320
Other liabilities, net	139,709
Total Other Tangible Liabilities, Net	$281,029

(1)	Excludes cash and cash equivalents

EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

EBITDA, EBITDAre and Adjusted EBITDA

dollars in thousands	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(20,850)		$(63,334)		$98,986		$(89,725)
Depreciation and amortization expense	56,174		58,173		213,771		236,303
Interest expense	25,679		17,649		75,930		67,961
Income tax expense (benefit)	(1,336)		(986)		1,264		3,541
Unconsolidated real estate ventures allocated share of above adjustments	3,738		9,696		30,786		40,588
EBITDA attributable to noncontrolling interests	22		546		(79)		1,522
EBITDA	$63,427		$21,744		$420,658		$260,190
Gain on the sale of real estate, net	(3,263)		—		(161,894)		(11,290)
Gain on the sale of unconsolidated real estate assets	(618)		—		(6,797)		(28,326)
Real estate impairment loss	—		25,144		—		25,144
Impairment related to unconsolidated real estate ventures (1)	3,885		23,883		19,286		25,263

EBITDAre	$63,431		$70,771		$271,253		$270,981
Transaction and Other Costs, net of noncontrolling interests (2)	879		888		5,477		8,691
Business interruption insurance proceeds	—		(4,517)		—		(4,517)
Loss (income) from investments, net	298		(3,620)		(14,423)		(3,620)
Loss on the extinguishment of debt	—		—		3,073		—
Share-based compensation related to Formation Transaction and special equity awards	1,022		3,459		5,391		16,325
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(405)		(181)		(988)		(883)
Lease liability adjustments	—		(134)		—		(134)
Unconsolidated real estate ventures allocated share of above adjustments	26		(497)		2,105		(327)

Adjusted EBITDA	$65,251		$66,169		$271,888		$286,516

Net Debt to Annualized Adjusted EBITDA (3)	8.6	x	9.6	x	8.2	x	8.9	x

Net Debt (at JBG SMITH Share)					December 31, 2022		December 31, 2021
Consolidated indebtedness (4)					$2,431,730		$2,464,927
Unconsolidated indebtedness (4)					54,975		370,743
Total consolidated and unconsolidated indebtedness					2,486,705		2,835,670
Less: cash and cash equivalents					253,698		282,097
Net Debt (at JBG SMITH Share)					$2,233,007		$2,553,573

Note: All EBITDA measures as shown above are attributable to OP Units and certain fully-vested incentive equity awards that are convertible into OP Units.

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	See page 54 for the components of Transaction and Other Costs.
(3)	Calculated using Net Debt. Quarterly Adjusted EBITDA is annualized by multiplying by four.
(4)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

FFO, Core FFO and FAD

in thousands, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(18,579)	$(56,446)	$85,371	$(79,257)
Net income (loss) attributable to redeemable noncontrolling interests	(2,468)	(6,256)	13,244	(8,728)
Net income (loss) attributable to noncontrolling interests	197	(632)	371	(1,740)
Net income (loss)	(20,850)	(63,334)	98,986	(89,725)
Gain on the sale of real estate, net of tax	(3,263)	—	(158,769)	(11,290)
Gain on the sale of unconsolidated real estate assets	(618)	—	(6,797)	(28,326)
Real estate depreciation and amortization	54,153	55,902	204,752	227,424
Real estate impairment loss, net of tax	—	24,301	—	24,301
Impairment related to unconsolidated real estate ventures (1)	3,885	23,883	19,286	25,263
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	2,884	6,626	21,169	28,216
FFO attributable to noncontrolling interests	(326)	546	(735)	1,522
FFO Attributable to OP Units	$35,865	$47,924	$177,892	$177,385
FFO attributable to redeemable noncontrolling interests	(4,776)	(4,792)	(21,846)	(18,034)
FFO Attributable to Common Shareholders	$31,089	$43,132	$156,046	$159,351

FFO attributable to OP Units	$35,865	$47,924	$177,892	$177,385
Transaction and Other Costs, net of tax and noncontrolling interests (2)	981	865	5,313	8,586
Business interruption insurance proceeds	—	(4,517)	—	(4,517)
Loss (income) from investments, net	109	(2,711)	(10,819)	(2,711)
(Gain) loss from mark-to-market on derivative instruments, net of noncontrolling interests	1,487	(292)	(6,686)	(342)
Loss on the extinguishment of debt	—	—	3,073	—
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(405)	(181)	(988)	(883)
Share-based compensation related to Formation Transaction and special equity awards	1,022	3,459	5,391	16,325
Lease liability adjustments	—	(134)	—	(134)
Amortization of management contracts intangible, net of tax	1,106	1,073	4,422	4,290
Unconsolidated real estate ventures allocated share of above adjustments	21	(543)	1,150	(435)
Core FFO Attributable to OP Units	$40,186	$44,943	$178,748	$197,564
Core FFO attributable to redeemable noncontrolling interests	(5,883)	(4,494)	(23,424)	(20,106)
Core FFO Attributable to Common Shareholders	$34,303	$40,449	$155,324	$177,458
FFO per common share - diluted	$0.27	0.33	$1.31	1.22
Core FFO per common share - diluted	$0.30	0.31	$1.30	1.36
Weighted average shares - diluted (FFO and Core FFO)	113,917	129,009	119,036	130,839

See footnotes on page 17.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

in thousands, except per share data	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

FAD
Core FFO attributable to OP Units	$40,186	$44,943	$178,748	$197,564
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (3)	(16,780)	(21,773)	(53,876)	(56,554)
Straight-line and other rent adjustments (4)	(7,655)	(2,985)	(17,442)	(15,539)
Third-party lease liability assumption payments	—	—	(25)	(1,803)
Share-based compensation expense	8,084	9,663	34,462	34,583
Amortization of debt issuance costs	1,162	1,142	4,595	4,469
Unconsolidated real estate ventures allocated share of above adjustments	2,315	(1,332)	(1,240)	(5,469)
Non-real estate depreciation and amortization	546	795	3,114	2,975
FAD available to OP Units (A)	$27,858	$30,453	$148,336	$160,226
Distributions to common shareholders and unitholders (B)	$29,625	$33,137	$123,829	$135,771
FAD Payout Ratio (B÷A) (5)	106.3%	108.8%	83.5%	84.7%

Capital Expenditures
Maintenance and recurring capital expenditures	$6,282	$8,121	$22,137	$23,827
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	72	168	550	804
Second-generation tenant improvements and leasing commissions	10,276	12,815	30,621	30,095
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	150	669	568	1,828
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	16,780	21,773	53,876	56,554
Non-recurring capital expenditures	11,822	15,008	52,016	28,081
Share of non-recurring capital expenditures from unconsolidated real estate ventures	5	145	63	429
First-generation tenant improvements and leasing commissions	5,075	6,229	27,349	11,370
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	229	987	1,267	2,471
Non-recurring capital expenditures	17,131	22,369	80,695	42,351
Total JBG SMITH Share of Capital Expenditures	$33,911	$44,142	$134,571	$98,905

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	See page 54 for the components of Transaction and Other Costs.
(3)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(5)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE SERVICES BUSINESS (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

Third-Party Asset Mgmt and Real Estate Services Business

in thousands, at JBG SMITH Share	Three Months Ended December 31, 2022
	Source of Revenue
	Third-Party	JBG SMITH	JBG Legacy
	Management	JV Partner (1)	Funds	Total

Service Revenue
Property management fees	$2,895	$1,157	$637	$4,689
Asset management fees	—	356	1,025	1,381
Development fees	880	306	25	1,211
Leasing fees	811	512	88	1,411
Construction management fees	77	89	—	166
Other service revenue	676	522	89	1,287
Total Revenue (2)	$5,339	$2,942	$1,864	$10,145
Pro rata adjusted general and administrative expense: third-party real estate services (3)				(10,832)
Total Services Revenue Less Allocated General and Administrative Expenses (4)				$(687)

(1)	Service revenues from joint ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the fees we earned from each consolidated and unconsolidated real estate venture.
(2)	Included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations are $10.3 million of reimbursement revenue and $0.6 million of service revenue from our economic interest in consolidated and unconsolidated real estate ventures that are excluded from this table.
(3)	Our personnel perform services for wholly owned properties and properties we manage on behalf of third parties, real estate ventures and JBG Legacy Funds.

We allocate personnel and other costs to wholly owned properties (included in "Property operating expenses" and "General and administrative expense: corporate and other" in our consolidated statement of operations) and to properties owned by the third parties, real estate ventures and JBG Legacy Funds (included in "General and administrative expense: third-party real estate services" in our consolidated statement of operations) using estimates of the time spent performing services related to properties in the respective portfolios and other allocation methodologies.

Allocated general and administrative expenses related to real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the total general and administrative expenses allocated to each asset. See "Pro Rata Adjusted General and Administrative Expenses" on the next page for a reconciliation of "General and administrative expenses: third-party real estate services" to "Pro Rata Adjusted General and Administrative Expenses."

(4)	Services revenue, excluding reimbursement revenue and service revenue from our economic interest in consolidated and unconsolidated real estate ventures, less allocated general and administrative expenses. Management uses this measure as a supplemental performance measure of its third-party asset management and real estate services business and believes it provides useful information to investors because it reflects only those revenue and expense items incurred by us and can be used to assess the profitability of the third-party asset management and real estate services business.

PRO RATA ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

Pro Rata Adjusted G&A

in thousands	Three Months Ended December 31, 2022
		Adjustments (1)
	Per Statement				Pro Rata
	of Operations	A	B	C	Adjusted

General and Administrative Expenses
Corporate and other	$15,611	$—	$—	$953	$16,564
Third-party real estate services	22,107	—	(10,322)	(953)	10,832
Share-based compensation related to Formation Transaction and special equity awards	1,022	(1,022)	—	—	—

Total	$38,740	$(1,022)	$(10,322)	$—	$27,396

(1)	Adjustments:

A  -  Removes share-based compensation related to the Formation Transaction and special equity awards.

B  -  Removes $10.3 million of general and administrative expenses reimbursed by third-party owners of real estate we manage related to revenue which has been excluded from Service Revenue on page 18. Revenue from reimbursements is included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations.

C  -  Reflects an adjustment to allocate our share of general and administrative expenses of unconsolidated real estate ventures from "Third-party real estate services" to "Corporate and other" and our consolidated real estate venture partners' share of general and administrative expenses from "Corporate and other" to "Third-party real estate services."

OPERATING ASSETS	DECEMBER 31, 2022 (Unaudited)

Operating Assets

dollars in thousands, at JBG SMITH Share				Plus: Signed	Plus: Incremental
		Q4 2022		But Not Yet	NOI from Assets	Adjusted
		Operating	Annualized	Commenced	in Initial	Annualized
	% Occupied	Portfolio NOI	NOI	Leases	Lease-up (1)	NOI

Commercial (2)
National Landing	85.5%	$40,987	$162,644	$9,844	$144	$172,632
Other VA	95.7%	1,838	7,352	268	—	7,620
DC	65.2%	2,612	10,448	4,712	—	15,160
MD	93.2%	3,872	15,488	364	1,512	17,364
Total / weighted average	85.1%	$49,309	$195,932	$15,188	$1,656	$212,776

Multifamily (3)
National Landing	94.7%	$12,515	$50,060	$—	$—	$50,060
DC	93.4%	15,572	62,288	1,148	784	64,220
MD	90.3%	2,864	11,456	64	1,812	13,332
Total / weighted average	93.6%	$30,951	$123,804	$1,212	$2,596	$127,612

Ground Leases and Other (4)
Other VA	—	$136	$544	$—	$—	$544
DC	—	501	2,004	—	—	2,004
Total	—	$637	$2,548	$—	$—	$2,548

Total / Weighted Average	88.5%	$80,897	$322,284	$16,400	$4,252	$342,936

(1)	Incremental revenue from commercial assets represents the burn-off of Free Rent and is calculated as Free Rent incurred at assets in their initial lease-up for the three months ended December 31, 2022 multiplied by four. Incremental revenue from multifamily assets in their initial lease-up is calculated as the product of units available for occupancy up to 95.0% occupancy and the weighted average monthly in-place rent per unit as of December 31, 2022, multiplied by 12, and assumes no rent growth. Excludes potential revenue from vacant retail space in multifamily assets in their initial lease-up. See page 38 for more detail.
(2)	Crystal City Marriott is excluded from the Percent Occupied metric.
(3)	2221 S. Clark Street - Residential and 900 W Street are excluded from the Percent Occupied metric as they are operated as short-term rental properties.
(4)	Assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Occupied metric.

SUMMARY & SAME STORE NOI (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

Summary & Same Store NOI

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Three Months Ended December 31,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2022	2021	% Change
Same Store (2)
National Landing	26	7,271,436 SF/ 2,856 Units	6,995,632 SF/ 2,856 Units	90.1%	87.8%	$50,280	$46,971	7.0%
Other VA	4	1,058,289 SF	399,229 SF	95.8%	95.7%	5,148	6,111	(15.8)%
DC	14	812,393 SF/ 2,708 Units	513,165 SF/ 2,707 Units	92.4%	88.2%	16,505	14,741	12.0%
MD	4	513,647 SF/ 438 Units	513,647 SF/ 438 Units	94.9%	94.8%	5,220	4,025	29.7%
Total / weighted average	48	9,655,765 SF/ 6,002 Units	8,421,673 SF/ 6,001 Units	91.1%	88.6%	$77,153	$71,848	7.4%

Non-Same Store
National Landing	—	—	—	—	—	$(83)	$(136)	39.0%
Other VA	1	—	—	—	—	131	7,401	(98.2)%
DC	1	432 Units	432 Units	93.1%	91.7%	2,180	6,527	(66.6)%
MD	1	322 Units	322 Units	83.3%	81.1%	1,516	1,196	26.8%
Total / weighted average	3	754 Units	754 Units	87.7%	86.0%	$3,744	$14,988	(75.0)%

Total Operating Portfolio
National Landing	26	7,271,436 SF/ 2,856 Units	6,995,632 SF/ 2,856 Units	90.1%	87.8%	$50,197	$46,835	7.2%
Other VA	5	1,058,289 SF	399,229 SF	95.8%	95.7%	5,279	13,512	(60.9)%
DC	15	812,393 SF/ 3,140 Units	513,165 SF/ 3,139 Units	92.4%	88.6%	18,685	21,268	(12.1)%
MD	5	513,647 SF/ 760 Units	513,647 SF/ 760 Units	91.4%	90.8%	6,736	5,221	29.0%
Operating Portfolio - Total / Weighted Average	51	9,655,765 SF/ 6,756 Units	8,421,673 SF/ 6,755 Units	90.9%	88.5%	$80,897	$86,836	(6.8)%

(1)	Crystal City Marriott, assets operated as short-term rental properties (2221 S. Clark Street – Residential and 900 W Street), and assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Leased and Percent Occupied metrics.
(2)	Same Store refers to the pool of assets that were In-Service for the entirety of both periods being compared, which excludes assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

SUMMARY & SAME STORE NOI (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Year Ended December 31,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2022	2021	% Change
Same Store (2)
National Landing	26	7,271,436 SF/ 2,856 Units	6,995,632 SF/ 2,856 Units	90.1%	87.8%	$203,091	$183,894	10.4%
Other VA	4	1,058,289 SF	399,229 SF	95.8%	95.7%	21,932	25,184	(12.9)%
DC	13	812,393 SF/ 2,275 Units	513,165 SF/ 2,275 Units	91.9%	87.3%	56,063	44,391	26.3%
MD	4	513,647 SF/ 438 Units	513,647 SF/ 438 Units	94.9%	94.8%	21,169	16,272	30.1%
Total / weighted average	47	9,655,765 SF/ 5,569 Units	8,421,673 SF/ 5,569 Units	90.9%	88.5%	$302,255	$269,741	12.1%

Non-Same Store
National Landing	—	—	—	—	—	$(324)	$(276)	(17.4)%
Other VA	1	—	—	—	—	7,674	22,815	(66.4)%
DC	2	865 Units	864 Units	94.7%	93.0%	26,195	34,492	(24.1)%
MD	1	322 Units	322 Units	83.3%	81.1%	3,417	5,263	(35.1)%
Total / weighted average	4	1,187 Units	1,186 Units	90.5%	88.6%	$36,962	$62,294	(40.7)%

Total Operating Portfolio
National Landing	26	7,271,436 SF/ 2,856 Units	6,995,632 SF/ 2,856 Units	90.1%	87.8%	$202,767	$183,618	10.4%
Other VA	5	1,058,289 SF	399,229 SF	95.8%	95.7%	29,606	47,999	(38.3)%
DC	15	812,393 SF/ 3,140 Units	513,165 SF/ 3,139 Units	92.4%	88.6%	82,258	78,883	4.3%
MD	5	513,647 SF/ 760 Units	513,647 SF/ 760 Units	91.4%	90.8%	24,586	21,535	14.2%
Operating Portfolio - Total / Weighted Average	51	9,655,765 SF/ 6,756 Units	8,421,673 SF/ 6,755 Units	90.9%	88.5%	$339,217	$332,035	2.2%

See footnotes on page 21.

SUMMARY NOI (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

Summary NOI

dollars in thousands	NOI for the Three Months Ended December 31, 2022 at JBG SMITH Share
	Consolidated	Unconsolidated	Commercial	Multifamily	Ground Leases and Other (7)	Total
Number of operating assets	45	6	31	18	2	51
Property rental (1)	$105,521	$6,571	$65,940	$45,527	$625	$112,092
Tenant expense reimbursement	6,079	233	5,781	368	163	6,312
Other revenue (2)	11,459	279	6,703	5,035	—	11,738
Total revenue	123,059	7,083	78,424	50,930	788	130,142

Operating expenses	(46,564)	(2,413)	(28,847)	(19,979)	(151)	(48,977)
Ground rent expense	(268)	—	(268)	—	—	(268)
Total expenses	(46,832)	(2,413)	(29,115)	(19,979)	(151)	(49,245)

Operating Portfolio NOI (3)	$76,227	$4,670	$49,309	$30,951	$637	$80,897

Annualized NOI	$303,604	$18,680	$195,932	$123,804	$2,548	$322,284
Additional Information
Free Rent (at 100% share)	$10,457	$611	$9,583	$1,485	$—	$11,068
Free Rent (at JBG SMITH Share)	$10,457	$124	$9,204	$1,377	$—	$10,581
Annualized Free Rent (at JBG SMITH Share) (4)	$41,828	$496	$36,816	$5,508	$—	$42,324
% occupied (at JBG SMITH Share) (5)	88.4%	91.5%	85.1%	93.6%	—	88.5%
Annualized base rent of signed leases, not commenced (at 100% share) (6)	$15,888	$1,120	$15,796	$1,212	$—	$17,008
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (6)	$15,888	$512	$15,188	$1,212	$—	$16,400

(1)	Property rental revenue excludes straight-line rent adjustments and other GAAP adjustments, and includes payments associated with assumed lease liabilities.
(2)	Includes $7.0 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $4.0 million of related party management fees at JBG SMITH Share. See definition of NOI on page 51.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended December 31, 2022 multiplied by four.
(5)	Crystal City Marriott, assets operated as short-term rental properties (2221 S. Clark Street – Residential and 900 W Street), and assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Leased and Percent Occupied metrics.
(6)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of December 31, 2022.
(7)	Includes 1700 M Street and 1831/1861 Wiehle Avenue for which we are the ground lessor. In 2021, the 1700 M Street ground lessee commenced construction on the site and provided us with a completion guarantee. The ground rent is currently $2.0 million per annum payable in equal quarterly installments. The ground rent will increase to $4.95 million per annum upon substantial completion of the ground lessee's construction but no later than December 4, 2023 and includes market escalations and CPI resets. The ground lease expires on December 4, 2117. In April 2022, we sold the leasehold interest in 1831/1861 Wiehle Avenue. Ground rent commenced on July 1, 2022 and is currently $500,000 per annum payable in equal monthly installments. The ground lease expires on April 29, 2121.

SUMMARY NOI - COMMERCIAL (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

Summary NOI - Commercial

dollars in thousands	NOI for the Three Months Ended December 31, 2022 at JBG SMITH Share
	Consolidated	Unconsolidated	National Landing	Other VA	DC	MD	Total
Number of operating assets	25	6	22	4	3	2	31
Property rental (1)	$59,567	$6,373	$53,838	$2,258	$4,293	$5,551	$65,940
Tenant expense reimbursement	5,548	233	3,983	837	861	100	5,781
Other revenue (2)	6,460	243	5,893	154	131	525	6,703
Total revenue	71,575	6,849	63,714	3,249	5,285	6,176	78,424

Operating expenses	(26,582)	(2,265)	(22,727)	(1,411)	(2,673)	(2,036)	(28,847)
Ground rent expense	(268)	—	—	—	—	(268)	(268)
Total expenses	(26,850)	(2,265)	(22,727)	(1,411)	(2,673)	(2,304)	(29,115)

Operating Portfolio NOI (3)	$44,725	$4,584	$40,987	$1,838	$2,612	$3,872	$49,309

Annualized NOI	$177,596	$18,336	$162,644	$7,352	$10,448	$15,488	$195,932
Additional Information
Free Rent (at 100% share)	$9,091	$492	$7,326	$1,037	$477	$743	$9,583
Free Rent (at JBG SMITH Share)	$9,091	$113	$7,290	$906	$265	$743	$9,204
Annualized Free Rent (at JBG SMITH Share) (4)	$36,364	$452	$29,160	$3,624	$1,060	$2,972	$36,816
% occupied (at JBG SMITH Share) (5)	84.8%	91.5%	85.5%	95.7%	65.2%	93.2%	85.1%
Annualized base rent of signed leases, not commenced (at 100% share) (6)	$14,676	$1,120	$9,844	$480	$5,108	$364	$15,796
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (6)	$14,676	$512	$9,844	$268	$4,712	$364	$15,188

(1)	Property rental revenue excludes straight-line rent adjustments and other GAAP adjustments, and includes payments associated with assumed lease liabilities.
(2)	Includes $5.2 million of parking revenue at JBG SMITH Share. Parking revenue in our commercial portfolio during the quarter was approximately 90% of pre-pandemic levels of approximately $23 million annually.
(3)	NOI excludes $2.4 million of related party management fees at JBG SMITH Share. See definition of NOI on page 51.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended December 31, 2022 multiplied by four.
(5)	Crystal City Marriott is excluded from the Percent Occupied metric.
(6)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of December 31, 2022.

SUMMARY NOI - MULTIFAMILY (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

Summary NOI - Multifamily

dollars in thousands	NOI for the Three Months Ended December 31, 2022 at JBG SMITH Share
	Consolidated	Unconsolidated	National Landing	DC	MD	Total
Number of operating assets	18	—	4	11	3	18
Property rental (1)	$45,329	$198	$17,810	$23,123	$4,594	$45,527
Tenant expense reimbursement	368	—	102	246	20	368
Other revenue (2)	4,999	36	2,270	2,400	365	5,035
Total revenue	50,696	234	20,182	25,769	4,979	50,930

Operating expenses	(19,831)	(148)	(7,667)	(10,197)	(2,115)	(19,979)
Ground rent expense	—	—	—	—	—	—
Total expenses	(19,831)	(148)	(7,667)	(10,197)	(2,115)	(19,979)

Operating Portfolio NOI (3)	$30,865	$86	$12,515	$15,572	$2,864	$30,951

Annualized NOI	$123,460	$344	$50,060	$62,288	$11,456	$123,804
Additional Information
Free Rent (at 100% share)	$1,366	$119	$243	$1,065	$177	$1,485
Free Rent (at JBG SMITH Share)	$1,366	$11	$243	$962	$172	$1,377
Annualized Free Rent (at JBG SMITH Share) (4)	$5,464	$44	$972	$3,848	$688	$5,508
% occupied (at JBG SMITH Share) (5)	93.6%	—	94.7%	93.4%	90.3%	93.6%
Annualized base rent of signed leases, not commenced (at 100% share) (6)	$1,212	$—	$—	$1,148	$64	$1,212
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (6)	$1,212	$—	$—	$1,148	$64	$1,212

(1)	Property rental revenue excludes straight-line rent adjustments and other GAAP adjustments, and includes payments associated with assumed lease liabilities.
(2)	Includes $1.8 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $1.6 million of related party management fees at JBG SMITH Share. See definition of NOI on page 51.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended December 31, 2022 multiplied by four.
(5)	2221 S. Clark Street – Residential and 900 W Street are excluded from the Percent Occupied metric as they are operated as short-term rental properties.
(6)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for retail spaces for which rent had not yet commenced as of December 31, 2022.

NOI RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

NOI Reconciliations

dollars in thousands	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss) attributable to common shareholders	$(18,579)	$(56,446)	$85,371	$(79,257)
Add:
Depreciation and amortization expense	56,174	58,173	213,771	236,303
General and administrative expense:
Corporate and other	15,611	15,344	58,280	53,819
Third-party real estate services	22,107	27,124	94,529	107,159
Share-based compensation related to Formation Transaction and special equity awards	1,022	3,459	5,391	16,325
Transaction and Other Costs	879	1,518	5,511	10,429
Interest expense	25,679	17,649	75,930	67,961
Loss on the extinguishment of debt	—	—	3,073	—
Impairment loss	—	25,144	—	25,144
Income tax expense (benefit)	(1,336)	(986)	1,264	3,541
Net income (loss) attributable to redeemable noncontrolling interests	(2,468)	(6,256)	13,244	(8,728)
Net income (loss) attributable to noncontrolling interests	197	(632)	371	(1,740)
Less:
Third-party real estate services, including reimbursements revenue	21,050	23,309	89,022	114,003
Other revenue	1,663	2,013	7,421	7,671
Loss from unconsolidated real estate ventures, net	(4,600)	(25,583)	(17,429)	(2,070)
Interest and other income, net	1,715	8,672	18,617	8,835
Loss on the sale of real estate	3,263	—	161,894	11,290
Consolidated NOI	76,195	75,680	297,210	291,227
NOI attributable to unconsolidated real estate ventures at our share	4,483	6,289	26,861	29,232
Non-cash rent adjustments (1)	(7,655)	(2,985)	(17,442)	(15,539)
Other adjustments (2)	7,069	6,107	27,739	20,732
Total adjustments	3,897	9,411	37,158	34,425
NOI	$80,092	$85,091	$334,368	$325,652
Less: out-of-service NOI loss (3)	(805)	(1,745)	(4,849)	(6,382)
Operating Portfolio NOI	$80,897	$86,836	$339,217	$332,034
Non-Same Store NOI (4)	3,744	14,988	36,962	62,293
Same Store NOI (5)	$77,153	$71,848	$302,255	$269,741

Change in Same Store NOI	7.4%		12.1%
Number of properties in Same Store pool	48		47

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets and assets in the Development Pipeline.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared, including disposed properties, and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the assets that are owned, operated and In-Service for the entirety of both periods being compared.

LEASING ACTIVITY - OFFICE	DECEMBER 31, 2022 (Unaudited)

Leasing Activity - Office

square feet in thousands	Three Months Ended	Year Ended
	December 31, 2022	December 31, 2022
Square feet leased:
At 100% share	214	1,021
At JBG SMITH Share	193	936
First-generation space: New	72	238
Second-generation space: New	5	103
Second-generation space: Renewal	116	595
Initial rent (1)	$49.20	$46.41
Straight-line rent (2)	$49.23	$45.44
Weighted average lease term (years)	4.2	6.7
Weighted average Free Rent period (months)	3.7	7.5
Second-generation space:
Square feet	121	698
Cash basis:
Initial rent (1)	$50.11	$46.32
Prior escalated rent	$50.17	$49.90
% change	(0.1)%	(7.2)%
GAAP basis:
Straight-line rent (2)	$50.06	$44.91
Prior straight-line rent	$48.20	$46.73
% change	3.9%	(3.9)%
Tenant improvements:
Per square foot	$30.30	$47.68
Per square foot per annum	$7.21	$7.09
% of initial rent	14.6%	15.3%
Leasing commissions:
Per square foot	$6.42	$11.20
Per square foot per annum	$1.53	$1.67
% of initial rent	3.1%	3.6%

Note: At JBG SMITH Share, unless otherwise indicated. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of property rental revenue in accordance with GAAP. Second-generation space represents square footage that was vacant for less than nine months. Weighted average lease term is weighted by SF and weighted average Free Rent period is weighted by Annualized Rent.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis rent per square foot.
(2)	Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, including the effect of Free Rent and fixed step-ups in rent.

NET EFFECTIVE RENT - OFFICE	DECEMBER 31, 2022 (Unaudited)

Net Effective Rent - Office

square feet in thousands, dollars per square feet, at JBG SMITH Share		Three Months Ended
	Five Quarter Weighted Average	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Square feet	281	193	207	326	210	468
Weighted average lease term (years)	7.1	4.2	8.0	8.0	5.8	8.0
Initial rent (1)	$45.75	$49.20	$45.87	$40.34	$53.78	$44.41
Base rent per annum (2)	$49.62	$51.72	$52.06	$41.22	$65.64	$46.32
Tenant improvements per annum	(5.90)	(7.21)	(8.84)	(4.24)	(10.80)	(3.00)
Leasing commissions per annum	(1.63)	(1.53)	(1.78)	(1.36)	(2.27)	(1.51)
Free Rent per annum	(4.55)	(3.65)	(4.57)	(2.96)	(7.31)	(4.79)
Net Effective Rent	$37.54	$39.33	$36.87	$32.66	$45.26	$37.02

National Landing
Square feet	178	183	184	52	133	337
Initial rent (1)	$46.35	$49.24	$46.41	$48.00	$48.65	$43.58
Net effective rent	$37.29	$39.33	$36.93	$35.01	$40.06	$35.64

Other VA
Square feet	40	1	1	123	12	60
Initial rent (1)	$44.75	$31.81	$38.61	$48.49	$41.83	$38.05
Net effective rent	$36.44	$28.93	$30.76	$38.46	$31.52	$33.53

DC
Square feet	28	7	9	24	66	32
Initial rent (1)	$60.73	$54.07	$55.95	$47.34	$66.20	$62.30
Net effective rent	$47.69	$40.50	$42.94	$41.04	$49.02	$52.86

MD
Square feet	36	1	13	127	—	38
Initial rent (1)	$32.26	$28.70	$32.09	$27.95	$—	$46.74
Net effective rent	$28.55	$28.28	$25.44	$26.61	$—	$36.08

Note: Leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the recognition of property rental revenue in accordance with GAAP. Weighted average lease term is weighted by SF and weighted average Free Rent period is weighted by Annualized Rent.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot.
(2)	Represents the weighted average base rent before Free Rent, plus estimated tenant reimbursements recognized over the term of the respective leases, including the effect of fixed step-ups in rent, divided by SF, and divided by years of lease term. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to base rent. Tenant reimbursements are estimated by escalating tenant reimbursements as of the respective reporting period, or management's estimate thereof, by 2.75% annually through the lease expiration year.

LEASE EXPIRATIONS	DECEMBER 31, 2022 (Unaudited)

Lease Expirations

		At JBG SMITH Share
							Estimated
					% of		Annualized
			% of	Annualized	Total	Annualized	Rent Per
	Number		Total	Rent (1)	Annualized	Rent Per	Square Foot at
Year of Lease Expiration	of Leases	Square Feet	Square Feet	(in thousands)	Rent	Square Foot (1)	Expiration (1) (2)
Month-to-Month	41	91,420	1.2%	$1,263	0.4%	$13.81	$13.81
2023	99	797,097	10.8%	34,846	10.4%	43.72	44.34
2024	70	1,424,593	19.4%	65,051	19.4%	45.66	46.97
2025	73	730,947	9.9%	32,397	9.7%	44.32	46.64
2026	51	229,012	3.1%	11,299	3.4%	49.34	53.17
2027	38	511,561	7.0%	24,037	7.2%	46.99	52.32
2028	55	416,369	5.7%	20,268	6.0%	48.68	54.88
2029	22	145,570	2.0%	6,809	2.0%	46.78	54.08
2030	28	393,117	5.3%	22,182	6.6%	56.43	66.97
2031	26	597,762	8.1%	21,548	6.4%	36.05	39.65
Thereafter	77	2,018,208	27.5%	95,435	28.5%	48.22	60.37
Total / Weighted Average	580	7,355,656	100.0%	$335,135	100.0%	$45.81	$51.50

Note: Includes all in-place leases as of December 31, 2022 for office and retail space within our operating portfolio and assuming no exercise of renewal options or early termination rights. The weighted average remaining lease term for the entire portfolio is 5.7 years.

(1)	Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent.
(2)	Represents monthly base rent before Free Rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by SF. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of December 31, 2022, or management's estimate thereof, by 2.75% annually through the lease expiration year.

SIGNED BUT NOT YET COMMENCED LEASES	DECEMBER 31, 2022 (Unaudited)

Signed But Not Yet Commenced Leases

in thousands, at JBG SMITH Share		Total
		Annualized
		Estimated	Estimated Rent (1) for the Quarter Ending
Assets	C/U (2)	Rent (3)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024

Commercial
Operating	C	$14,676	$920	$1,359	$2,876	$3,431	$3,431	$3,431
Operating	U	512	45	106	128	128	128	128
Total		$15,188	$965	$1,465	$3,004	$3,559	$3,559	$3,559

Multifamily
Operating	C	$1,212	$12	$232	$302	$303	$303	$303
Under construction	C	844	—	—	—	—	13	133
Total		$2,056	$12	$232	$302	$303	$316	$436

Total		$17,244	$977	$1,697	$3,306	$3,862	$3,875	$3,995

Note: Includes only leases for office and retail spaces for which rent had not yet commenced as of December 31, 2022.

(1)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease's estimated commencement date.
(2)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(3)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12.

TENANT CONCENTRATION	DECEMBER 31, 2022 (Unaudited)

Tenant Concentration

dollars in thousands			At JBG SMITH Share
	Tenant	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	U.S. Government (GSA)	40	1,940,799	26.4%	$77,585	23.2%
2	Amazon	8	1,035,347	14.1%	44,927	13.4%
3	Gartner, Inc	1	174,424	2.4%	12,442	3.7%
4	Lockheed Martin Corporation	2	207,095	2.8%	9,734	2.9%
5	Booz Allen Hamilton Inc	3	159,610	2.2%	8,020	2.4%
6	Accenture LLP	2	116,736	1.6%	5,987	1.8%
7	Public Broadcasting Service	1	120,328	1.6%	4,866	1.5%
8	Evolent Health LLC	1	90,905	1.2%	4,693	1.4%
9	Greenberg Traurig LLP	1	64,090	0.9%	4,595	1.4%
10	The International Justice Mission	1	74,833	1.0%	4,348	1.3%
11	Host Hotels & Resorts LP	1	55,009	0.7%	4,226	1.3%
12	American Diabetes Association	1	80,998	1.1%	3,668	1.1%
13	Willis Towers Watson US LLC	1	61,653	0.8%	3,216	1.0%
14	National Consumer Cooperative	1	65,736	0.9%	3,141	0.9%
15	WeWork	1	41,647	0.6%	2,909	0.9%
16	Management System Intl Inc	1	50,069	0.7%	2,891	0.9%
17	Whole Foods Market Group Inc	2	81,440	1.1%	2,669	0.8%
18	SAIC	3	53,882	0.7%	2,575	0.8%
19	Cushman & Wakefield U.S. Inc	1	38,008	0.5%	2,471	0.7%
20	Food Marketing Institute	1	44,196	0.6%	2,355	0.7%
	Other (1)	507	2,798,851	38.1%	127,817	37.9%
	Total	580	7,355,656	100.0%	$335,135	100.0%

Note: Includes all leases as of December 31, 2022 for which a tenant has taken occupancy for office and retail space within our operating portfolio.

(1)	Includes JBG SMITH's lease for approximately 84,400 SF at 4747 Bethesda Avenue.

INDUSTRY DIVERSITY	DECEMBER 31, 2022 (Unaudited)

Industry Diversity

dollars in thousands			At JBG SMITH Share
		Number of		% of Total	Annualized	% of Total
	Industry	Leases	Square Feet	Square Feet	Rent	Annualized Rent
1	Business Services	64	1,722,386	23.4%	$83,094	24.8%
2	Government	46	1,954,546	26.6%	78,244	23.3%
3	Government Contractors	68	1,054,419	14.3%	49,265	14.7%
4	Member Organizations	38	587,169	8.0%	29,560	8.8%
5	Real Estate	31	328,325	4.5%	16,415	4.9%
6	Health Services	27	267,145	3.6%	10,821	3.2%
7	Food and Beverage	68	181,801	2.5%	10,314	3.1%
8	Legal Services	18	113,824	1.5%	7,478	2.2%
9	Communications	4	121,222	1.6%	4,919	1.5%
10	Educational Services	13	81,659	1.1%	3,843	1.1%
	Other	203	943,160	12.9%	41,182	12.4%
	Total	580	7,355,656	100.0%	$335,135	100.0%

Note: Includes all in-place leases as of December 31, 2022 for office and retail space within our operating portfolio.

PORTFOLIO SUMMARY	DECEMBER 31, 2022 (Unaudited)

Portfolio Summary

				Potential
	Number	Rentable	Number of	Development
	of Assets	Square Feet	Units (1)	Density (2)

Wholly Owned
Operating	44	13,265,459	6,323	—
Under-Construction (3)	2	1,214,951	1,583	—
Development Pipeline	11	—	—	8,375,500
Total	57	14,480,410	7,906	8,375,500

Real Estate Ventures
Operating	7	2,075,720	433	—
Under-Construction	—	—	—
Development Pipeline	9	—	—	4,092,000
Total	16	2,075,720	433	4,092,000

Total Portfolio	73	16,556,130	8,339	12,467,500

Total Portfolio (at JBG SMITH Share)	73	15,320,936	8,338	9,730,800

Note: At 100% share, unless otherwise indicated.

(1)	For Under-Construction assets, represents estimated number of units based on current design plans.
(2)	Includes estimated potential office, multifamily and retail development density.
(3)	See footnotes (3) and (4) on page 40.

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2022 (Unaudited)

Property Table - Commercial

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q4 2021‑2022 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2021 - 2022	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

National Landing
1550 Crystal Drive (5)	National Landing	100.0%	C	Y / Y	1980 / 2020	550,311	449,725	100,586	91.0%	88.8%	95.7%	$21,588	$42.83	$46.52
2121 Crystal Drive	National Landing	100.0%	C	Y / Y	1985 / 2006	504,893	504,893	—	86.9%	71.5%	—	16,598	45.97	—
2345 Crystal Drive	National Landing	100.0%	C	Y / Y	1988 / 2019	499,675	491,783	7,892	83.6%	83.3%	100.0%	19,870	48.20	16.17
2231 Crystal Drive	National Landing	100.0%	C	Y / Y	1987 / 2009	468,907	416,980	51,927	75.1%	68.6%	97.4%	15,610	47.63	39.35
2011 Crystal Drive	National Landing	100.0%	C	Y / Y	1984 / 2006	440,510	433,748	6,762	60.5%	58.9%	50.3%	12,200	47.25	38.33
2451 Crystal Drive	National Landing	100.0%	C	Y / Y	1990 / 2019	402,374	390,317	12,057	88.0%	76.3%	92.6%	13,029	48.43	45.13
1235 S. Clark Street	National Landing	100.0%	C	Y / Y	1981 / 2007	384,911	336,565	48,346	96.6%	95.3%	95.0%	15,604	45.20	24.15
241 18th Street S.	National Landing	100.0%	C	Y / Y	1977 / 2013	362,219	333,911	28,308	95.7%	96.2%	89.9%	13,890	41.79	18.38
1215 S. Clark Street	National Landing	100.0%	C	Y / Y	1983 / 2016	336,159	333,546	2,613	100.0%	100.0%	100.0%	11,379	33.84	35.42
201 12th Street S.	National Landing	100.0%	C	Y / Y	1987 / 2014	329,607	317,394	12,213	98.8%	98.2%	100.0%	12,354	37.84	46.04
251 18th Street S. (5)	National Landing	100.0%	C	Y / Y	1975 / 2013	317,374	293,818	23,556	96.2%	99.0%	61.1%	13,549	44.21	48.15
2200 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	283,608	283,608	—	57.0%	57.0%	—	7,555	46.73	—
1225 S. Clark Street	National Landing	100.0%	C	Y / Y	1982 / 2013	276,155	263,305	12,850	97.1%	97.0%	100.0%	10,785	41.01	24.12
1901 South Bell Street (5)	National Landing	100.0%	C	Y / Y	1968 / 2008	274,912	274,912	—	92.1%	92.1%	—	10,761	42.49	—
1770 Crystal Drive	National Landing	100.0%	C	Y / Y	2020 / N/A	273,650	259,651	13,999	98.4%	100.0%	68.5%	11,934	43.62	63.51
Crystal City Marriott (345 Rooms) (6)	National Landing	100.0%	C	Y / Y	1968 / 2019	266,000	—	—	—	—	—	—	—	—
2100 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	253,437	253,437	—	100.0%	100.0%	—	10,670	42.10	—
1800 South Bell Street	National Landing	100.0%	C	Y / Y	1969 / 2019	206,186	190,984	15,202	99.2%	100.0%	88.8%	8,336	43.33	4.55
200 12th Street S.	National Landing	100.0%	C	Y / Y	1985 / 2013	202,761	202,761	—	77.5%	77.5%	—	7,684	48.88	—
Crystal City Shops at 2100 (5)	National Landing	100.0%	C	Y / Y	1968 / 2006	43,241	—	43,241	100.0%	—	100.0%	521	—	12.04
Crystal Drive Retail (5)	National Landing	100.0%	C	Y / Y	2003 / 2004	42,938	—	42,938	100.0%	—	100.0%	2,744	—	63.90
Central Place Tower (7)	Rosslyn	50.0%	U	Y / Y	2018 / N/A	551,608	524,330	27,278	99.3%	99.2%	100.0%	37,365	70.26	29.79

Other VA
800 North Glebe Road	Ballston	100.0%	C	Y / Y	2012 / N/A	303,759	277,397	26,362	99.3%	100.0%	81.9%	$15,207	$51.11	$47.72
Stonebridge at Potomac Town Center (8)	Prince William County	10.0%	U	Y / Y	2012 / N/A	504,327	—	504,327	100.0%	—	95.6%	15,826	—	32.83
Rosslyn Gateway-North	Rosslyn	18.0%	U	Y / Y	1996 / 2014	146,759	137,533	9,226	68.8%	66.3%	100.0%	4,145	41.96	34.29
Rosslyn Gateway-South	Rosslyn	18.0%	U	Y / Y	1961 / N/A	103,444	95,860	7,584	64.6%	68.9%	—	1,597	24.17	—

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2022 (Unaudited)

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q4 2021‑2022 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2021 - 2022	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

DC
2101 L Street	CBD	100.0%	C	Y / Y	1975 / 2007	375,493	344,173	31,320	77.7%	58.1%	92.6%	$14,864	$65.94	$57.80
The Foundry	Georgetown	9.9%	U	Y / Y	1973 / 2017	227,493	220,639	6,854	79.8%	79.2%	100.0%	9,176	50.92	40.72
1101 17th Street	CBD	55.0%	U	Y / Y	1964 / 1999	209,407	199,653	9,754	89.1%	84.6%	82.8%	9,901	55.15	73.23

MD
4747 Bethesda Avenue (9)	Bethesda CBD	100.0%	C	Y / Y	2019 / N/A	300,508	286,199	14,309	98.0%	97.9%	100.0%	$21,098	$68.90	$125.82
One Democracy Plaza (7) (8)	Bethesda- Rock Spring	100.0%	C	Y / Y	1987 / 2013	213,139	211,001	2,138	87.1%	87.0%	100.0%	5,254	28.25	32.56

Operating - Total / Weighted Average						9,655,765	8,328,123	1,061,642	88.7%	85.0%	93.5%	$371,094	$47.47	$37.08

Total at JBG SMITH Share
National Landing						6,995,632	6,293,503	436,129	88.3%	85.5%	93.0%	$255,344	$45.05	$36.50
Other VA						399,229	319,408	79,821	95.8%	95.7%	89.5%	17,823	49.57	37.37
DC						513,165	475,802	37,363	80.4%	65.2%	91.3%	21,217	61.87	59.47
MD						513,647	497,200	16,447	93.5%	93.2%	100.0%	26,352	52.81	113.70
Operating - Total / Weighted Average						8,421,673	7,585,913	569,760	88.5%	85.1%	92.6%	$320,736	$46.63	$40.51

Number of Assets and Total Square Feet Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet	Square Feet
Q3 2022	35	10,528,745	8,877,995
Placed into service	—	—	—
Dispositions	—	—	—
Out-of-service adjustment (10)	(1)	(55,694)	(55,694)
Portfolio reclassification	—	—	—
Building re-measurements	—	(44)	(218)
Other (11)	(3)	(817,242)	(400,410)

Q4 2022	31	9,655,765	8,421,673

See footnotes on page 36.

PROPERTY TABLE - COMMERCIAL	DECEMBER 31, 2022 (Unaudited)

Footnotes

Note:  At 100% share, unless otherwise noted.

(1)	"C" denotes a consolidated interest and "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent. Occupied office square footage may differ from leased office square footage because leased office square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(4)	Represents annualized retail rent divided by occupied retail SF. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(5)	The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from Square Feet, leased and occupancy metrics.

		Not Available
Commercial Asset	In-Service	for Lease
1550 Crystal Drive	550,311	1,721
251 18th Street S.	317,374	21,992
1901 South Bell Street	274,912	1,924
Crystal City Shops at 2100	43,241	28,974
Crystal Drive Retail	42,938	14,027
2221 S. Clark Street - Office (10)	-	35,182

(6)	Under the current management agreement, JBG SMITH receives 50% of the net cash flows from the hotel. Upon expiration on July 31, 2025, JBG SMITH expects to receive 100% of the cash flows. The Crystal City Marriott generated $3.2 million of Annualized NOI at JBG SMITH's share for the three months ended December 31, 2022. The Crystal City Marriott generated $1.8 million of NOI at JBG SMITH's share in 2019 while undergoing a rooms renovation and $3.5 million of NOI at JBG SMITH's share in 2018 before the renovation began.
(7)	The following assets are subject to ground leases:

Ground Lease
Commercial Asset	Expiration Date
Central Place Tower (a)(b)	6/2/2102
One Democracy Plaza	11/17/2084

(a)	The ground lease is recorded as a financing lease for accounting purposes; therefore, any expense is recorded as interest expense and excluded from NOI.
(b)	We have an option to purchase the ground lease at a fixed price.

(8)	Not Metro-Served.
(9)	Includes JBG SMITH's lease for approximately 84,400 SF.
(10)	In Q4 2022, we took 35,182 SF at 2221 S. Clark Street - Office and 20,512 SF at 251 18th Street S. out of service.
(11)	Beginning in Q4 2022, L'Enfant Plaza Office-East, L'Enfant Plaza Office-North and L'Enfant Plaza Retail, which are owned by an unconsolidated real estate venture, have been excluded from the occupancy, non-GAAP financial measures, leverage metrics, operating assets and operating metrics presented in our investor package as our investment in these assets is zero, we do not anticipate receiving any near-term cash flow distributions and we have not guaranteed their obligations or otherwise committed to providing financial support.

PROPERTY TABLE - MULTIFAMILY	DECEMBER 31, 2022 (Unaudited)

Property Table – Multifamily

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q4 2021‑2022 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2021 - 2022	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

National Landing
RiverHouse Apartments	National Landing	100.0%	C	Y / Y	1960 / 2014	1,676	1,327,551	1,324,889	2,662	96.1%	95.5%	100.0%	$36,422	$1,892	$2.40
The Bartlett	National Landing	100.0%	C	Y / Y	2016 / N/A	699	619,372	577,295	42,077	93.6%	92.8%	100.0%	23,748	2,847	3.43
220 20th Street	National Landing	100.0%	C	Y / Y	2009 / N/A	265	271,476	269,913	1,563	97.0%	94.7%	100.0%	8,004	2,639	2.62
2221 S. Clark Street- Residential (6)	National Landing	100.0%	C	Y / Y	1964 / 2016	216	96,948	96,948	—	90.2%	86.9%	—	4,594	2,039	4.51

DC
West Half	Ballpark	100.0%	C	Y / Y	2019 / N/A	465	385,516	343,089	42,427	89.3%	89.2%	83.2%	$14,393	$2,441	$3.44
Fort Totten Square	Brookland/Fort Totten	100.0%	C	Y / Y	2015 / N/A	345	384,956	254,292	130,664	98.5%	95.7%	100.0%	9,903	1,896	2.57
The Wren (7)	U Street/Shaw	99.7%	C	Y / N	2020 / N/A	433	332,682	289,686	42,996	96.2%	94.5%	100.0%	12,039	2,192	3.26
The Batley	Union Market/NoMa/H Street	100.0%	C	N / N	2019 / N/A	432	300,388	300,388	—	93.1%	91.7%	—	11,455	2,411	3.50
WestEnd25	West End	100.0%	C	Y / Y	2009 / N/A	283	273,264	273,264	—	95.1%	94.7%	—	11,541	3,589	3.74
F1RST Residences	Ballpark	100.0%	C	Y / Y	2017 / N/A	325	270,928	249,456	21,472	94.9%	93.2%	88.8%	10,047	2,377	3.09
Atlantic Plumbing	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	310	245,143	221,788	23,355	97.1%	95.8%	77.0%	9,703	2,509	3.48
1221 Van Street	Ballpark	100.0%	C	Y / Y	2018 / N/A	291	225,530	202,715	22,815	94.4%	92.1%	100.0%	8,726	2,309	3.33
901 W Street	U Street/Shaw	100.0%	C	Y / Y	2019 / N/A	161	154,379	135,499	18,880	96.7%	98.1%	57.9%	5,667	2,628	3.13
900 W Street (6)	U Street/Shaw	100.0%	C	Y / Y	2019 / N/A	95	71,050	71,050	—	64.2%	50.5%	—	2,656	4,611	6.16
North End Retail	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	—	27,355	—	27,355	91.6%	—	91.6%	1,602	—	—

MD
8001 Woodmont (8)	Bethesda CBD	100.0%	C	N / N	2021 / N/A	322	363,979	344,405	19,574	83.3%	81.1%	95.1%	$11,571	$3,363	$3.19
Falkland Chase-South & West	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 2011	268	222,754	222,754	—	97.4%	97.4%	—	5,682	1,814	2.18
Falkland Chase-North	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 1986	170	112,143	112,143	—	96.5%	96.5%	—	2,978	1,513	2.30

Operating - Total / Weighted Average (6)						6,756	5,685,414	5,289,574	395,840	94.5%	93.6%	93.4%	$183,481	$2,336	$2.96

Under-Construction

National Landing
1900 Crystal Drive (9)	National Landing	—	C			808	633,985	595,315	38,670
2000/2001 South Bell Street (9)	National Landing	—	C			775	580,966	561,961	19,005

Under-Construction - Total						1,583	1,214,951	1,157,276	57,675

Total						8,339	6,900,365	6,446,850	453,515

PROPERTY TABLE - MULTIFAMILY	DECEMBER 31, 2022 (Unaudited)

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q4 2021‑2022 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2021 - 2022	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

Totals at JBG SMITH Share (6)

National Landing						2,856	2,315,347	2,269,045	46,302	95.5%	94.7%	100.0%	$68,174	$2,215	$2.70
DC						3,139	2,670,089	2,340,268	329,821	94.8%	93.4%	92.4%	95,037	2,444	3.30
MD						760	698,876	679,302	19,574	89.9%	90.3%	95.1%	20,231	2,331	2.67
Operating - Total/Weighted Average						6,755	5,684,312	5,288,615	395,697	94.5%	93.6%	93.4%	$183,442	$2,336	$2.96
Operating excluding 8001 Woodmont						6,433	5,320,333	4,944,210	376,123	95.3%	94.2%	93.3%	$171,870	$2,290	$2.95
Under-Construction assets						1,583	1,214,951	1,157,276	57,675

Number of Assets and Total Square Feet/Units Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet/Units	Square Feet/Units
Q3 2022	19	6,152,365 SF/ 7,359 Units	5,513,790 SF/ 6,608 Units
Acquisitions (7) (8)	—	—	194,093SF/ 177 Units
Placed into service	—	—	—
Dispositions (10)	(1)	(466,716) SF/ (603) Units	(23,336) SF/ (30) Units
Out-of-service adjustment	—	—	—
Portfolio reclassification	—	—	—
Building re-measurements	—	(235) SF	(235) SF

Q4 2022	18	5,685,414 SF/ 6,756 Units	5,684,312 SF/ 6,755 Units

Quarterly Rental Revenue and Occupancy Changes - Same Store Multifamily Assets
			Monthly Rent Per Unit (3)			Multifamily % Occupied			Annualized Rent (in thousands)
	Number of Assets	Number of Units	Q4 2022	Q4 2021	% Change	Q4 2022	Q4 2021	% Change	Q4 2022	Q4 2021	% Change
National Landing	3	2,640	$2,215	$2,015	9.9%	94.7%	94.6%	0.1%	$66,476	$60,390	10.1%
DC	8	2,484	2,449	2,329	5.2%	93.6%	92.0%	1.6%	68,308	63,894	6.9%
MD	2	438	1,698	1,569	8.2%	97.0%	97.9%	(0.9%)	8,660	8,078	7.2%
Total / Weighted Average	13	5,562	$2,277	$2,116	7.6%	94.4%	93.7%	0.7%	$143,444	$132,362	8.4%

Note: At JBG SMITH Share. Includes assets placed In-Service prior to October 1, 2021. Excludes North End Retail and assets which are operated as short-term rental properties (2221 S. Clark Street - Residential and 900 W Street).

See footnotes on page 39.

PROPERTY TABLE - MULTIFAMILY	DECEMBER 31, 2022 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted.

(1)	"C" denotes a consolidated interest and "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(4)	Excludes North End Retail.
(5)	Represents multifamily rent divided by occupied multifamily SF; retail rent and retail SF are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(6)	2221 S. Clark Street - Residential and 900 W Street are excluded from Percent Leased, Percent Occupied, Annualized Rent, Monthly Rent Per Unit and Monthly Rent per Square Foot metrics as they are operated as short-term rental properties.
(7)	On October 4, 2022, we acquired an additional 3.7% ownership interest in The Wren for $9.5 million, increasing our ownership interest to 99.7%. In February 2023, we purchased the remaining 0.3% ownership interest in The Wren, a multifamily asset that was owned by a consolidated real estate venture, for $0.6 million, increasing our ownership interest to 100.0%.
(8)	On October 5, 2022, we acquired the remaining 50.0% ownership interest in 8001 Woodmont for $115.0 million, including the assumption of $51.9 million of debt at our share. The asset was encumbered by a $103.8 million mortgage loan, which was consolidated on our balance sheet as of the date of acquisition.
(9)	See footnotes (3) and (4) on page 40.
(10)	See "Disposition and Recapitalization Activity" on page 43.

PROPERTY TABLE – UNDER-CONSTRUCTION	DECEMBER 31, 2022 (Unaudited)

Property Table – Under Construction

dollars in thousands
					Schedule (1)			At JBG SMITH Share
			Estimated	Estimated		Estimated			Estimated	Estimated
		%	Square	Number of	Construction	Completion	Estimated	Historical	Incremental	Total
Asset	Submarket	Ownership	Feet	Units	Start Date	Date	Stabilization Date	Cost (2)	Investment	Investment

Multifamily
National Landing
1900 Crystal Drive (3)	National Landing	—	633,985	808	Q1 2021	Q1 2024 - Q3 2024	Q1 2026	$284,501	$137,690	$422,191
2000/2001 South Bell Street (4)	National Landing	—	580,966	775	Q1 2022	Q1 2025 - Q3 2025	Q4 2026	77,636	265,799	343,435

Under-Construction - Total / Weighted Average			1,214,951	1,583

Under-Construction - Total / Weighted Average at JBG SMITH Share			1,214,951	1,583	Q3 2021	Q3 2024 - Q1 2025	Q3 2026	$362,137	$403,489	$765,626

Weighted average Projected NOI Yield at JBG SMITH Share:	Multifamily
Estimated Total Investment (5)	5.8%
Estimated Incremental Investment	11.0%
Estimated Stabilized NOI at JBG SMITH Share (dollars in millions)	$44.2

Note: At 100% share, unless otherwise noted.

(1)	Average dates are weighted by JBG SMITH Share of estimated SF.
(2)	Historical Cost excludes certain GAAP adjustments, interest and ground lease costs. See definition of Historical Cost on page 50.
(3)	We leased the land underlying 1900 Crystal Drive to a lessee, which is constructing a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 1900 Crystal Drive, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. In March 2021, the ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $227.0 million. As of December 31, 2022, $83.0 million was outstanding under the mortgage loan. See page 45 for additional information. The ground lessee was obligated to invest $17.5 million of equity funding, all of which was funded, and JBG SMITH is obligated to provide the additional project funding through a mezzanine loan to the ground lessee. We determined that 1900 Crystal Drive is a variable interest entity ("VIE") and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our condensed consolidated balance sheets. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 1900 Crystal Drive's full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package.
(4)	We leased the land underlying 2000/2001 South Bell Street to a lessee, which is constructing a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 2000/2001 South Bell Street, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. In December 2021, the ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $208.5 million. As of December 31, 2022, no proceeds had been received from the mortgage loan. See page 45 for additional information. The ground lessee was obligated to invest $16.0 million of equity funding, all of which was funded, and JBG SMITH is obligated to provide additional project funding through a mezzanine loan to the ground lessee. We determined that 2000/2001 South Bell Street is a VIE and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our condensed consolidated balance sheets. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 2000/2001 South Bell Street's full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package.
(5)	Historical Cost of 1900 Crystal Drive includes $22.6 million of design costs, the majority of which were incurred prior to the Formation Transaction, that are not related to the current planned development. Excluding these costs, Projected NOI Yield on Estimated Total Investment would be 6.0%.

PROPERTY TABLE – DEVELOPMENT PIPELINE	DECEMBER 31, 2022 (Unaudited)

dollars in thousands

			Earliest
			Potential					Estimated
		%	Construction	Estimated Potential Development Density (SF)				Number of
Asset	Submarket	Ownership	Start Date (1)	Total	Office	Multifamily	Retail	Units

National Landing
3330 Exchange Avenue (2)	National Landing	50.0%	2023	239,800	—	216,400	23,400	240
3331 Exchange Avenue (2)	National Landing	50.0%	2023	180,600	—	164,300	16,300	170
Potomac Yard Landbay F/G/H	National Landing	50.0% / 100.0%	2024 - 2026	2,614,000	1,369,000	1,147,000	98,000	1,240
2250 Crystal Drive	National Landing	100.0%	2024	696,200	—	681,300	14,900	825
1415 S. Eads Street	National Landing	100.0%	2024	531,400	—	527,400	4,000	635
223 23rd Street	National Landing	100.0%	2024	492,100	—	484,100	8,000	610
101 12th Street S.	National Landing	100.0%	2024	239,600	234,400	—	5,200	—
RiverHouse Land	National Landing	100.0%	2025	1,988,400	—	1,960,600	27,800	1,665
2525 Crystal Drive	National Landing	100.0%	2025	373,000	—	370,000	3,000	370
1800 South Bell Street Land (3)	National Landing	100.0%	2025	255,000	245,000	—	10,000	—
DC
Gallaudet Parcel 2-3 (4) (5)	Union Market/NoMa/H Street	100.0%	2023	819,100	—	758,200	60,900	820
5 M Street Southwest	Ballpark	100.0%	2023	664,700	—	648,400	16,300	650
Capitol Point - North	Union Market/NoMa/H Street	100.0%	2024	738,300	—	705,500	32,800	760
Gallaudet Parcel 4 (5)	Union Market/NoMa/H Street	100.0%	2024	577,700	—	514,800	62,900	645
Other Development Parcels (6)				2,057,600	1,604,400	453,200	—	—

Total				12,467,500	3,452,800	8,631,200	383,500	8,630

Totals at JBG SMITH Share
National Landing				6,593,000	1,313,900	5,137,300	141,800	5,280
DC				2,992,100	149,600	2,669,600	172,900	2,875
Other				145,700	89,700	56,000	—	—
				9,730,800	1,553,200	7,862,900	314,700	8,155

			Fully Entitled	4,649,300	895,700	3,566,600	187,000	3,870
			Entitlement In Process	5,081,500	657,500	4,296,300	127,700	4,285
				9,730,800	1,553,200	7,862,900	314,700	8,155

Historical Cost at JBG SMITH Share (7)	$ 408,461

See footnotes on page 42.

PROPERTY TABLE – DEVELOPMENT PIPELINE	DECEMBER 31, 2022 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted.

(1)	Represents the earliest potential year in which construction could commence, subject to receipt of full entitlements, completion of design and market conditions. Office developments are pre-lease dependent.
(2)	Formerly referred to as Potomac Yard Landbay F – Block 19 and 15.
(3)	Currently encumbered by an operating commercial asset.
(4)	Formerly referred to as Gallaudet Parcel 1-3.
(5)	Controlled through an option to acquire a leasehold interest with estimated stabilized annual ground rent payments totaling approximately $3.8 million. As of December 31, 2022, the weighted average remaining term for the option is 1.8 years.
(6)	Comprises six assets in which we have a minority interest. 809,500 SF is currently encumbered by two operating commercial assets.
(7)	Historical Cost includes certain intangible assets, such as option and transferable density rights values recorded as part of the Formation Transaction; and excludes certain GAAP adjustments, such as capitalized interest and ground lease costs. See definition of Historical Cost on page 50.

DISPOSITION AND RECAPITALIZATION ACTIVITY	DECEMBER 31, 2022 (Unaudited)

Disposition Activity

dollars in thousands, at JBG SMITH Share
					Total Square Feet/
					Estimated Potential
					Development
	Ownership				Density	Gross Sales
Assets	Percentage	Asset Type	Location	Date Disposed	(Square Feet)	Price

Q1 2022
The Alaire, The Terano and 12511 Parklawn Drive	1.8% to 18.0%	Multifamily / Development Pipeline	Rockville, MD	January 27, 2022	51,546 / 1,170	$15,384
Development Parcel	100.0%	Development Pipeline	Arlington, VA	March 28, 2022	—	3,250
Subtotal					51,546 / 1,170	$18,634

Q2 2022
Universal Buildings	100.0%	Commercial	Washington, DC	April 1, 2022	659,459	$228,000
Galvan	1.8%	Multifamily	Rockville, MD	May 10, 2022	7,025	2,745
Pen Place	100.0%	Development Pipeline	Arlington, VA	May 25, 2022	2,082,000	198,000
1900 N Street	55.0%	Commercial	Washington, DC	June 1, 2022	148,226	145,750
Subtotal					814,710 / 2,082,000	$574,495

Q3 2022
None

Q4 2022
The Gale Eckington	5.0%	Multifamily	Washington, DC	December 15, 2022	23,336	$10,778
Land Option (1)	100.0%	Development Pipeline	Washington, DC	December 23, 2022	205,900	6,150
Subtotal					23,336 / 205,900	$16,928

Total					889,592 / 2,289,070	$610,057

(1)	Represents a $14.0 million valuation net of a $7.9 million option cost.

Recapitalization and Other Activity:

In January 2022, we sold investments in equity securities for $17.8 million, resulting in a realized gain of $13.9 million.

On April 13, 2022, we formed an unconsolidated real estate venture with affiliates of Fortress to recapitalize a 1.6 million square foot office portfolio and land parcels valued at $580.0 million comprising four wholly owned commercial assets (7200 Wisconsin Avenue, 1730 M Street, RTC-West/RTC-West Trophy Office/RTC-West Land and Courthouse Plaza 1 and 2). Fortress contributed $131.0 million for a 66.5% interest in the venture. In connection with the transaction, the real estate venture obtained mortgage loans totaling $458.0 million secured by the properties, of which $402.0 million was drawn at closing. We provide asset management, property management and leasing services to the venture. Because our interest in the venture is subordinated to a 15% preferred return to Fortress, we do not anticipate receiving any near-term cash flow distributions from it. As of December 31, 2022, our investment in the venture was zero, and we have discontinued applying the equity method as we have not guaranteed its obligations or otherwise committed to providing financial support. These assets, as well as the associated non-recourse mortgage loans, held through an unconsolidated real estate venture are excluded from the occupancy, non-GAAP financial measures, leverage metrics, operating assets and operating metrics presented in our investor package.

On April 29, 2022, we sold a 99-year term leasehold interest in an asset in the Development Pipeline located in Reston, VA.

DEBT SUMMARY	DECEMBER 31, 2022 (Unaudited)

Debt Summary

dollars in thousands, at JBG SMITH Share	2023	2024	2025	2026	2027	Thereafter	Total

Consolidated and Unconsolidated Principal Balance
Unsecured Debt:
Revolving credit facility ($1 billion commitment)	$—	$—	$—	$—	$—	$—	$—
Term loans ($600 million commitment)	—	—	200,000	—	—	350,000	550,000
Total unsecured debt	—	—	200,000	—	—	350,000	550,000
Secured Debt:
Consolidated principal balance (1)	275,119	124,013	391,029	187,982	356,286	567,446	1,901,875
Unconsolidated principal balance	22,065	—	33,000	—	—	—	55,065
Total secured debt	297,184	124,013	424,029	187,982	356,286	567,446	1,956,940

Total Consolidated and Unconsolidated Principal Balance	$297,184	$124,013	$624,029	$187,982	$356,286	$917,446	$2,506,940

% of total debt maturing	11.9%	4.9%	24.9%	7.5%	14.2%	36.6%	100.0%
% floating rate (2)	43.4%	—	—	74.7%	49.1%	51.2%	36.5%
% fixed rate (3)	56.6%	100.0%	100.0%	25.3%	50.9%	48.8%	63.5%

Weighted Average Interest Rates
Variable rate (4)	6.14%	—	—	5.92%	5.00%	4.78%	5.19%
Fixed rate	5.13%	3.97%	3.83%	4.91%	4.44%	3.56%	4.00%
Total Weighted Average Interest Rates	5.57%	3.97%	3.83%	5.66%	4.72%	4.19%	4.44%

	Credit Facility
	Revolving
	Credit	Tranche A‑1	Tranche A‑2	Total/Weighted
	Facility	Term Loan	Term Loan	Average
Credit limit	$1,000,000	$200,000	$400,000	$1,600,000
Outstanding principal balance	$—	$200,000	$350,000	$550,000
Letters of credit	$467	$—	$—	$467
Undrawn capacity	$999,533	$—	$50,000	$1,049,533
Interest rate spread (5)	1.15%	1.15%	1.25%	1.21%
All-In interest rate (6)	5.51%	2.61%	3.40%	3.11%
Initial maturity date	Jan‑25	Jan‑25	Jan‑28	—

(1)	In January 2023, we entered into a $187.6 million loan facility, collateralized by The Wren and F1RST Residences. The loan has a seven-year term and a fixed interest rate of 5.13%. This loan is the initial advance under a Fannie Mae multifamily credit facility, which provides flexibility for collateral substitutions, future advances tied to performance, ability to mix fixed and floating rates, as well as stagger maturities. Proceeds from the loan were used to repay the mortgage loan on 2121 Crystal Drive, which had a fixed interest rate of 5.51%.
(2)	Floating rate debt includes floating rate loans with interest rate caps.
(3)	Fixed rate debt includes floating rate loans with interest rate swaps. Including interest rate caps, 89.4% of our debt is fixed or hedged.
(4)	For floating rate loans with interest rate caps, the weighted average interest rate cap strike is 2.64% for consolidated debt, and 2.64% for all debt, and the weighted average maturity date of the interest rate caps is September 28, 2023. The interest rate cap strike is exclusive of the credit spreads associated with the loans.
(5)	The interest rate for the revolving credit facility excludes a 0.15% facility fee.
(6)	The all-in interest rate is inclusive of interest rate swaps. As of December 31, 2022, we had interest rates swaps for the Tranche A-1 Term Loan and the Tranche A-2 Term Loan.

DEBT BY INSTRUMENT	DECEMBER 31, 2022 (Unaudited)

Debt by Instrument

dollars in thousands			Stated	Interest	Current	Initial	Extended
	%	Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	Ownership	Balance	Rate	Hedge (1)	Interest Rate (2)	Date	Date (3)

Consolidated
2121 Crystal Drive (4)	100.0%	$131,535	5.51%	Fixed	5.51%	03/01/23	03/01/23
Falkland Chase - South & West	100.0%	36,744	3.78%	Fixed	3.78%	06/01/23	06/01/23
800 North Glebe Road	100.0%	106,840	S + 1.71%	—	6.07%	06/30/23	06/30/24
2101 L Street	100.0%	124,013	3.97%	Fixed	3.97%	08/15/24	08/15/24
201 12th Street S., 200 12th Street S., and 251 18th Street S.	100.0%	83,319	7.94%	Fixed	7.94%	01/01/25	01/01/25
Credit Facility - Revolving Credit Facility	100.0%	—	S + 1.15%	—	5.51%	01/07/25	01/07/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	Swap	3.47%	04/01/25	04/01/25
1900 Crystal Drive (5)	—	82,982	S + 3.11%	Cap	6.61%	04/25/26	04/25/26
1215 S. Clark Street (6)	100.0%	105,000	S + 1.35%	Swap	4.91%	12/22/26	12/22/26
Credit Facility - Tranche A‑1 Term Loan	100.0%	200,000	S + 1.15%	Swap	2.61%	01/14/25	01/14/27
8001 Woodmont	100.0%	103,400	4.82%	Fixed	4.82%	01/15/27	01/15/27
2000/2001 South Bell Street (7)	—	—	L + 2.15%	Cap	6.54%	01/22/27	01/22/27
4747 Bethesda Avenue (8)	100.0%	175,000	S + 1.35%	Cap	5.00%	02/20/27	02/20/27
1235 S. Clark Street	100.0%	77,886	3.94%	Fixed	3.94%	11/01/27	11/01/27
Credit Facility - Tranche A‑2 Term Loan	100.0%	350,000	S + 1.25%	Swap	3.40%	01/13/28	01/13/28
1225 S. Clark Street	100.0%	85,000	S + 1.70%	—	6.06%	07/27/28	07/27/28
WestEnd25	100.0%	97,500	S + 1.45%	Swap	4.16%	08/05/29	08/05/29
1221 Van Street (9)	100.0%	87,253	L + 2.51%	Cap	4.50%	08/01/30	08/01/30
220 20th Street (9)	100.0%	80,240	L + 2.51%	Cap	4.50%	08/01/30	08/01/30
The Bartlett (9)	100.0%	217,453	L + 2.51%	Cap	4.50%	08/01/30	08/01/30
Total Consolidated Principal Balance		2,451,875
Premium / (discount) recognized as a result of the Formation Transaction		423
Deferred financing costs - mortgage loans (10)		(14,300)
Deferred financing costs - credit facility (10)		(6,268)
Total Consolidated Indebtedness (4)		$2,431,730

Total Consolidated Indebtedness (net of premium / (discount) and deferred financing costs)
Mortgage loans		$1,890,174
Revolving credit facility		—
Deferred financing costs, net (included in other assets) (10)		(5,516)
Unsecured term loans		547,072
Total Consolidated Indebtedness		$2,431,730

DEBT BY INSTRUMENT	DECEMBER 31, 2022 (Unaudited)

dollars in thousands			Stated	Interest	Current	Initial	Extended
	%	Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	Ownership	Balance	Rate	Hedge (1)	Interest Rate (2)	Date	Date (3)

Unconsolidated
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	46,499	S + 2.10%	—	6.46%	03/01/23	03/01/23
Stonebridge at Potomac Town Center	10.0%	79,600	S + 3.50%	—	7.86%	12/08/23	12/08/24
The Foundry (11)	9.9%	58,000	S + 1.50%	Cap	4.50%	12/12/23	12/12/24
1101 17th Street	55.0%	60,000	S + 1.31%	Swap	4.13%	06/13/25	06/13/25
Total Unconsolidated Principal Balance		244,099
Deferred financing costs		(411)
Total Unconsolidated Indebtedness		$243,688

Principal Balance at JBG SMITH Share
Consolidated principal balance at JBG SMITH Share (4)		$2,451,875
Unconsolidated principal balance at JBG SMITH Share		55,065
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share (4)		$2,506,940

Indebtedness at JBG SMITH Share (net of premium / (discount) and deferred financing costs)
Consolidated indebtedness at JBG SMITH Share (4)		$2,431,730
Unconsolidated indebtedness at JBG SMITH Share		54,975
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share (4)		2,486,705

(1)	For floating rate loans with interest rate caps, the weighted average interest rate cap strike is 2.64% for consolidated debt, and 2.64% for all debt, and the weighted average maturity date of the interest rate caps is September 28, 2023. The interest rate cap strike is exclusive of the credit spreads associated with the loans.
(2)	December 31, 2022 one-month LIBOR of 4.39% or one-month term SOFR of 4.36%, as applicable, applied to loans, which are denoted as floating (no swap) or floating with a cap, except as otherwise noted.
(3)	Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.
(4)	In January 2023, we entered into a $187.6 million loan facility, collateralized by The Wren and F1RST Residences. The loan has a seven-year term and a fixed interest rate of 5.13%. This loan is the initial advance under a Fannie Mae multifamily credit facility, which provides flexibility for collateral substitutions, future advances tied to performance, ability to mix fixed and floating rates, as well as stagger maturities. Proceeds from the loan were used to repay the mortgage loan on 2121 Crystal Drive.
(5)	In March 2021, we leased the land associated with 1900 Crystal Drive to a lessee which will construct the asset. In March 2021, the ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $227.0 million. The base rate for this loan was 3.50% as of December 31, 2022. See footnote (3) on page 40 for additional information.
(6)	The notional value of the 1215 S. Clark Street interest rate swap was $47.5 million.
(7)	In December 2021, we leased the land associated with 2000/2001 South Bell Street to a lessee which will construct the asset. In December 2021, the ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $208.5 million. The interest rate cap is effective as of July 1, 2023. See footnote (4) on page 40 for additional information.
(8)	The base rate for this loan was 3.65% as December 31, 2022.
(9)	The base rate for these loans was 1.99% as of December 31, 2022.
(10)	As of December 31, 2022, net deferred financing costs related to unfunded mortgage loans totaling $2.2 million and the revolving credit facility totaling $3.3 million were included in "Other assets, net" in our condensed consolidated balance sheet.
(11)	The base rate for this loan was 3.00% as of December 31, 2022.

CONSOLIDATED AND UNCONSOLIDATED REAL ESTATE VENTURES	DECEMBER 31, 2022 (Unaudited)

Unconsolidated Real

Estate Ventures

	Asset Type	City	Submarket	% Ownership	Total Square Feet

Consolidated Real Estate Ventures
The Howard University, Inc.
The Wren (1)	Multifamily	Washington, DC	U Street/Shaw	99.7%	332,682

Total Consolidated Real Estate Ventures					332,682

Unconsolidated Real Estate Ventures
Landmark
Rosslyn Gateway - North	Commercial	Arlington, VA	Rosslyn	18.0%	146,759
Rosslyn Gateway - South	Commercial	Arlington, VA	Rosslyn	18.0%	103,444
Rosslyn Gateway - South Land	Development Pipeline	Arlington, VA	Rosslyn	18.0%	498,500
Rosslyn Gateway - North Land	Development Pipeline	Arlington, VA	Rosslyn	18.0%	311,000
					1,059,703

J.P. Morgan Global Alternatives (2)
Potomac Yard Landbay F/G	Development Pipeline	Alexandria, VA	National Landing	50.0%	1,614,000
3330 Exchange Avenue (3)	Development Pipeline	Alexandria, VA	National Landing	50.0%	239,800
3331 Exchange Avenue (3)	Development Pipeline	Alexandria, VA	National Landing	50.0%	180,600
					2,034,400

CBREI Venture
Stonebridge at Potomac Town Center	Commercial	Woodbridge, VA	Prince William County	10.0%	504,327
The Foundry	Commercial	Washington, DC	Georgetown	9.9%	227,493
					731,820

CONSOLIDATED AND UNCONSOLIDATED REAL ESTATE VENTURES	DECEMBER 31, 2022 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet

Canadian Pension Plan Investment Board
1101 17th Street	Commercial	Washington, DC	CBD	55.0%	209,407

Bresler / Brookfield
Waterfront Station	Development Pipeline	Washington, DC	Southwest	2.5%	662,600

Brandywine
1250 1st Street	Development Pipeline	Washington, DC	Union Market / NoMa / H Street	30.0%	265,800
51 N Street	Development Pipeline	Washington, DC	Union Market / NoMa / H Street	30.0%	177,500
50 Patterson Street	Development Pipeline	Washington, DC	Union Market / NoMa / H Street	30.0%	142,200
					585,500

Prudential Global Investment Management
Central Place Tower	Commercial	Arlington, VA	Rosslyn	50.0%	551,608

Total Unconsolidated Real Estate Ventures					5,835,038

Note:  Total SF at 100% share.

(1)	In February 2023, we purchased the remaining 0.3% ownership interest in The Wren, a multifamily asset that was owned by a consolidated real estate venture, for $0.6 million, increasing our ownership interest to 100.0%.
(2)	J.P. Morgan Global Alternatives is the advisor for an institutional investor.
(3)	Formerly referred to as Potomac Yard Landbay F – Block 19 and 15.

DEFINITIONS	DECEMBER 31, 2022

Definitions

"Annualized Rent" is defined as (i) for commercial assets, or the retail component of a mixed-use asset, the in-place monthly base rent before Free Rent, plus tenant reimbursements as of December 31, 2022, multiplied by 12, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before Free Rent as of December 31, 2022, multiplied by 12. Annualized Rent excludes rent from leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics). The in-place monthly base rent does not take into consideration temporary rent relief arrangements.

"Annualized Rent per Square Foot" is defined as (i) for commercial assets, annualized office rent divided by occupied office square feet and annualized retail rent divided by occupied retail square feet; and (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).

"Development Pipeline" refers to assets that have the potential to commence construction subject to receipt of full entitlements, completion of design and market conditions where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization expense on our assets). EBITDAre is computed in accordance with the definition established by Nareit. Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expense, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investments, business interruption insurance proceeds and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 15.

"Estimated Incremental Investment" means management's estimate of the remaining cost to be incurred in connection with the development of an asset as of December 31, 2022, including all remaining acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses. Actual incremental investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

"Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of December 31, 2022. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other

DEFINITIONS	DECEMBER 31, 2022

factors, we make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

"Estimated Total Investment" means, with respect to the development of an asset, the sum of the Historical Cost in such asset and the Estimated Incremental Investment for such asset. Actual total investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

"First-generation" is a lease on space that had been vacant for at least nine months or a lease on newly delivered space.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization expense related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gains (or losses) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, income from investments, business interruption insurance proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments, including our share of such adjustments for unconsolidated real estate ventures.

FAD represents Core FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges, including our share of such adjustments for unconsolidated real estate ventures. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions, and other non-comparable income and expenses. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. A reconciliation of net income (loss) to FFO, Core FFO and FAD is presented on pages 16-17.

"GAAP" means accounting principles generally accepted in the United States.

"Historical Cost" is a non-GAAP measure which includes the total Historical Cost incurred by JBG SMITH with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs, but excluding any financing costs and ground rent expenses incurred as of December 31, 2022.

DEFINITIONS	DECEMBER 31, 2022

"In-Service" refers to commercial or multifamily operating assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of December 31, 2022.

"JBG SMITH Share" or "our share" refer to our ownership percentage of consolidated and unconsolidated assets in real estate ventures, but exclude our: (i) 10.0% subordinated interest in one commercial building, (ii) 33.5% subordinated interest in four commercial buildings and (iii) 49.0% interest in three commercial buildings, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures; these interests and debt are excluded because our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures and we have not guaranteed their obligations or otherwise committed to providing financial support.

"Metro-Served" means locations, submarkets or assets that are within 0.5 miles of an existing or planned Metro station.

"Monthly Rent Per Unit" represents multifamily rent for the month ended December 31, 2022 divided by occupied units; retail rent is excluded from this metric.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI"), "Annualized NOI", "Estimated Stabilized NOI" and "Projected NOI Yield" are non-GAAP financial measures management uses to assess an asset's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended December 31, 2022 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of December 31, 2022. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

DEFINITIONS	DECEMBER 31, 2022

This Investor Package also contains management's estimate of stabilized NOI and projections of NOI yield for Under-Construction assets, which are based on management's estimates of property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management's plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Package. Management's projections of NOI yield are not projections of our overall financial performance or cash flow, and there can be no assurance that the Projected NOI Yield set forth in this Investor Package will be achieved.

Projected NOI Yield means our Estimated Stabilized NOI reported as a percentage of (i) Estimated Total Investment and (ii) Estimated Incremental Investment. Actual initial full year stabilized NOI yield may vary from the Projected NOI Yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the Projected NOI Yields described in this Investor Package.

We do not provide reconciliations for non-GAAP estimates on a future basis, including Estimated Stabilized NOI and expected Annualized NOI because we are unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income (loss). Additionally, no reconciliation of Projected NOI Yield to the most directly comparable GAAP measure is included in this Investor Package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

"Non-Same Store" refers to all operating assets excluded from the Same Store pool.

"Percent Leased" is based on leases signed as of December 31, 2022, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation.

"Percent Occupied" is based on occupied rentable square feet/units as of December 31, 2022, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed as a percentage. Out-of-service square feet and units are excluded from this calculation.

"Pro Rata Adjusted General and Administrative Expenses", a non-GAAP financial measure, represents general and administrative expenses adjusted for share-based compensation expense related to the Formation Transaction and special equity awards and the general and administrative expenses of our third-party asset management and real estate services business that are directly reimbursed. We believe that adjusting such items not considered part of our comparable operations provides a meaningful measure to assess our general and administrative expenses as compared to similar real estate companies and in general.

"Recently Delivered" refers to commercial and multifamily assets that are below 90% leased and have been delivered within the 12 months ended December 31, 2022.

"Same Store" refers to the pool of assets that were In-Service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

"Second-generation" is a lease on space that had been vacant for less than nine months.

"Signed But Not Yet Commenced Leases" means leases that, as of December 31, 2022, have been executed but for which rent has not commenced.

"Square Feet" or "SF" refers to the area that can be rented to tenants, defined as (i) for commercial assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management's estimate of approximate rentable square feet, (iii) for Under-Construction

DEFINITIONS	DECEMBER 31, 2022

assets, management's estimate of approximate rentable square feet based on current design plans as of December 31, 2022, and (iv) for assets in the Development Pipeline, management's estimate of developable gross square feet based on current business plans with respect to real estate owned or controlled as of December 31, 2022.

"Transaction and Other Costs" include pursuit costs related to completed, potential and pursued transactions, demolition costs, integration and severance costs, and other expenses.

"Under-Construction" refers to assets that were under construction during the three months ended December 31, 2022.

.

APPENDIX – TRANSACTION AND OTHER COSTS	DECEMBER 31, 2022

	Three Months Ended
dollars in thousands	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021

Transaction and Other Costs
Demolition costs	$385	$—	$406	$22	$704
Integration and severance costs	20	1,146	727	145	422
Completed, potential and pursued transaction expenses	474	600	854	732	392
Total (1)	$879	$1,746	$1,987	$899	$1,518

(1)	For Q1 2022 and Q4 2021, includes $34,000 and $0.6 million of transaction costs attributable to noncontrolling interests.

APPENDIX - EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

Are Appendix – EBITDAAre and Adjusted EBITDA

	Three Months Ended
dollars in thousands	Q4 2022		Q3 2022		Q2 2022		Q1 2022		Q4 2021

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(20,850)		$(21,581)		$141,494		$(77)		$(63,334)
Depreciation and amortization expense	56,174		50,056		49,479		58,062		58,173
Interest expense	25,679		17,932		16,041		16,278		17,649
Income tax expense (benefit)	(1,336)		166		2,905		(471)		(986)
Unconsolidated real estate ventures allocated share of above adjustments	3,738		7,725		9,494		9,829		9,696
EBITDA attributable to noncontrolling interests	22		(28)		(47)		(26)		546
EBITDA	$63,427		$54,270		$219,366		$83,595		$21,744
(Gain) loss on the sale of real estate	(3,263)		—		(158,767)		136		—
Gain on the sale of unconsolidated real estate assets	(618)		—		(936)		(5,243)		—
Real estate impairment loss	—		—		—		—		25,144
Impairment related to unconsolidated real estate ventures (1)	3,885		15,401		—		—		23,883

EBITDAre	$63,431		$69,671		$59,663		$78,488		$70,771
Transaction and Other Costs, net of noncontrolling interests (2)	879		1,746		1,987		865		888
Business interruption insurance proceeds	—		—		—		—		(4,517)
Loss (income) from investments, net	298		567		(1,217)		(14,071)		(3,620)
Loss on the extinguishment of debt	—		1,444		1,038		591		—
Share-based compensation related to Formation Transaction and special equity awards	1,022		548		1,577		2,244		3,459
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(405)		(18)		(124)		(441)		(181)
Lease liability adjustments	—		—		—		—		(134)
Unconsolidated real estate ventures allocated share of above adjustments	26		34		1,841		204		(497)

Adjusted EBITDA	$65,251		$73,992		$64,765		$67,880		$66,169

Net Debt to Annualized Adjusted EBITDA (3)	8.6	x	7.9	x	8.1	x	9.6	x	9.6	x

Net Debt (at JBG SMITH Share)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Consolidated indebtedness (4)	$2,431,730	$2,382,429	$2,000,762	$2,464,640	$2,464,927
Unconsolidated indebtedness (4)	54,975	215,341	279,534	362,861	370,743
Total consolidated and unconsolidated indebtedness	2,486,705	2,597,770	2,280,296	2,827,501	2,835,670
Less: cash and cash equivalents	253,698	272,388	181,882	207,568	282,097
Net Debt (at JBG SMITH Share)	$2,233,007	$2,325,382	$2,098,414	$2,619,933	$2,553,573

Note: All EBITDA measures as shown above are attributable to OP Units and certain fully-vested incentive equity awards that are convertible into OP Units.

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	See page 54 for the components of Transaction and Other Costs.
(3)	Calculated using Net Debt. Adjusted EBITDA is annualized by multiplying by four.
(4)	Net of premium/discount and deferred financing costs.

APPENDIX - FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

Appendix – FFO, Core FFO and FAD

	Three Months Ended
in thousands, except per share data	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(18,579)	$(19,293)	$123,275	$(32)	$(56,446)
Net income (loss) attributable to redeemable noncontrolling interests	(2,468)	(2,546)	18,248	10	(6,256)
Net income (loss) attributable to noncontrolling interests	197	258	(29)	(55)	(632)
Net income (loss)	(20,850)	(21,581)	141,494	(77)	(63,334)
(Gain) loss on the sale of real estate, net of tax	(3,263)	—	(155,642)	136	—
Gain on the sale of unconsolidated real estate assets	(618)	—	(936)	(5,243)	—
Real estate depreciation and amortization	54,153	47,840	47,242	55,517	55,902
Real estate impairment loss, net of tax	—	—	—	—	24,301
Impairment related to unconsolidated real estate ventures (1)	3,885	15,401	—	—	23,883
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	2,884	4,999	6,416	6,870	6,626
FFO attributable to noncontrolling interests	(326)	(336)	(47)	(26)	546
FFO Attributable to OP Units	$35,865	$46,323	$38,527	$57,177	$47,924
FFO attributable to redeemable noncontrolling interests	(4,776)	(6,227)	(4,966)	(5,877)	(4,792)
FFO Attributable to Common Shareholders	$31,089	$40,096	$33,561	$51,300	$43,132

FFO attributable to OP Units	$35,865	$46,323	$38,527	$57,177	$47,924
Transaction and Other Costs, net of tax and noncontrolling interests (2)	981	1,597	1,892	843	865
Business interruption insurance proceeds	—	—	—	—	(4,517)
Loss (income) from investments, net	109	567	(957)	(10,538)	(2,711)
(Gain) loss from mark-to-market on derivative instruments, net of noncontrolling interests	1,487	(2,779)	(2,027)	(3,367)	(292)
Loss on the extinguishment of debt	—	1,444	1,038	591	—
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(405)	(18)	(124)	(441)	(181)
Share-based compensation related to Formation Transaction and special equity awards	1,022	548	1,577	2,244	3,459
Lease liability adjustments	—	—	—	—	(134)
Amortization of management contracts intangible, net of tax	1,106	1,105	1,106	1,105	1,073
Unconsolidated real estate ventures allocated share of above adjustments	21	(416)	1,593	(48)	(543)
Core FFO Attributable to OP Units	$40,186	$48,371	$42,625	$47,566	$44,943
Core FFO attributable to redeemable noncontrolling interests	(5,883)	(7,158)	(5,494)	(4,889)	(4,494)
Core FFO Attributable to Common Shareholders	$34,303	$41,213	$37,131	$42,677	$40,449
FFO per diluted common share	$0.27	$0.35	$0.28	$0.40	$0.33
Core FFO per diluted common share	$0.30	$0.36	$0.31	$0.34	$0.31
Weighted average shares - diluted (FFO and Core FFO)	113,917	114,387	121,327	126,688	129,009

See footnotes on page 57.

APPENDIX - FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

in thousands, except per share data	Three Months Ended
	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021

FAD
Core FFO attributable to OP Units	$40,186	$48,371	$42,625	$47,566	$44,943
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (3)	(16,780)	(10,094)	(13,300)	(13,702)	(21,773)
Straight-line and other rent adjustments (4)	(7,655)	(6,018)	(1,978)	(1,791)	(2,985)
Third-party lease liability assumption payments	—	—	(25)	—	—
Share-based compensation expense	8,084	5,714	10,171	10,493	9,663
Amortization of debt issuance costs	1,162	1,122	1,135	1,176	1,142
Unconsolidated real estate ventures allocated share of above adjustments	2,315	(2,618)	(289)	(648)	(1,332)
Non-real estate depreciation and amortization	546	740	760	1,068	795
FAD available to OP Units (A)	$27,858	$37,217	$39,099	$44,162	$30,453
Distributions to common shareholders and unitholders (B)	$29,625	$29,833	$31,768	$32,603	$33,137
FAD Payout Ratio (B÷A) (5)	106.3%	80.2%	81.3%	73.8%	108.8%

Capital Expenditures
Maintenance and recurring capital expenditures	$6,282	$4,944	$6,091	$4,820	$8,121
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	72	84	312	82	168
Second-generation tenant improvements and leasing commissions	10,276	5,038	6,713	8,594	12,815
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	150	28	184	206	669
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	16,780	10,094	13,300	13,702	21,773
Non-recurring capital expenditures	11,822	13,832	13,552	12,810	15,008
Share of non-recurring capital expenditures from unconsolidated real estate ventures	5	9	37	12	145
First-generation tenant improvements and leasing commissions	5,075	13,627	4,197	4,450	6,229
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	229	321	244	473	987
Non-recurring capital expenditures	17,131	27,789	18,030	17,745	22,369
Total JBG SMITH Share of Capital Expenditures	$33,911	$37,883	$31,330	$31,447	$44,142

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	See page 54 for the components of Transaction and Other Costs.
(3)	Includes amounts, at JBG SMITH share, related to unconsolidated real estate ventures.
(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(5)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	DECEMBER 31, 2022 (Unaudited)

Appendix – NOI Reconciliations

in thousands	Three Months Ended
	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021
Net income (loss) attributable to common shareholders	$(18,579)	$(19,293)	$123,275	$(32)	$(56,446)
Add:
Depreciation and amortization expense	56,174	50,056	49,479	58,062	58,173
General and administrative expense:
Corporate and other	15,611	12,072	14,782	15,815	15,344
Third-party real estate services	22,107	21,230	24,143	27,049	27,124
Share-based compensation related to Formation Transaction and special equity awards	1,022	548	1,577	2,244	3,459
Transaction and Other Costs	879	1,746	1,987	899	1,518
Interest expense	25,679	17,932	16,041	16,278	17,649
Loss on the extinguishment of debt	—	1,444	1,038	591	—
Impairment loss	—	—	—	—	25,144
Income tax expense (benefit)	(1,336)	166	2,905	(471)	(986)
Net income (loss) attributable to redeemable noncontrolling interests	(2,468)	(2,546)	18,248	10	(6,256)
Net income (loss) attributable to noncontrolling interests	197	258	(29)	(55)	(632)
Less:
Third-party real estate services, including reimbursements revenue	21,050	21,845	22,157	23,970	23,309
Other income	1,663	1,764	1,798	2,196	2,013
Income (loss) from unconsolidated real estate ventures, net	(4,600)	(13,867)	(2,107)	3,145	(25,583)
Interest and other income, net	1,715	984	1,672	14,246	8,672
Gain (loss) on the sale of real estate	3,263	—	158,767	(136)	—
Consolidated NOI	76,195	72,887	71,159	76,969	75,680
NOI attributable to unconsolidated real estate ventures at our share	4,483	7,107	8,321	6,967	6,289
Non-cash rent adjustments (1)	(7,655)	(6,018)	(1,978)	(1,791)	(2,985)
Other adjustments (2)	7,069	6,230	5,695	8,760	6,107
Total adjustments	3,897	7,319	12,038	13,936	9,411
NOI	$80,092	$80,206	$83,197	$90,905	$85,091
Less: out-of-service NOI loss (3)	(805)	(548)	(2,046)	(1,448)	(1,745)
Operating portfolio NOI	$80,897	$80,754	$85,243	$92,353	$86,836

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets and assets in the Development Pipeline.

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